EXHIBIT 10.1

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[***]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXECUTION VERSION

CONFIDENTIAL

CREDIT AGREEMENT

Dated as of October 12, 2022,

Among

APOLLO MANAGEMENT HOLDINGS, L.P.,

as the Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

THE ISSUING BANKS PARTY HERETO, and

CITIBANK, N.A.,

as Administrative Agent,

_________________

CITIBANK, N.A., and

BOFA SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners,

and

BANK OF AMERICA, N.A.,

as Syndication Agent

TABLE OF CONTENTS

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Exhibits and Schedules:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Swingline Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Guarantor Joinder Agreement
Exhibit G	Non-Bank Tax Certificate

Schedule 1.01	Designated Lenders on Closing Date
Schedule 2.01	Commitments and Loans
Schedule 6.01(a)	Liens
Schedule 9.01	Notice Information

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This CREDIT AGREEMENT, dated as of October 12, 2022, is among (i) APOLLO MANAGEMENT HOLDINGS, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (as defined below) hereunder (including any permitted successor thereof, the “Borrower”); (ii) APOLLO PRINCIPAL HOLDINGS I, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS II, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS III, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS IV, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS V, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS VI, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS VII, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS VIII, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS IX, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS X, L.P., a Cayman Islands exempted limited partnership, APOLLO PRINCIPAL HOLDINGS XI, LLC, an Anguilla limited liability company, APOLLO PRINCIPAL HOLDINGS XII, L.P., a Cayman Islands exempted limited partnership, and AMH HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other GUARANTORS (as defined below) party hereto from time to time, (iv) the LENDERS (as defined below) party hereto from time to time; (v) the ISSUING BANKS (as defined below) party hereto from time to time; and (vi) CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder and the Issuing Banks issue Letters of Credit, and the Lenders and the Issuing Banks are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Article I

Definitions

Section 1.01        Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“AAM” shall mean Apollo Asset Management, Inc., a Delaware corporation, together with its successors and assigns.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted Term SOFR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided, further, that if the ABR rate determined pursuant to this paragraph is below zero, ABR will be deemed to be zero. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, as the case may be.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan or Swingline Loan.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”

“Acquired Indebtedness” shall mean (i) Indebtedness of a Subsidiary or Loan Party acquired after the Closing Date or a person merged or combined with any Group Member after the Closing Date and Indebtedness otherwise incurred or assumed by any Group Member in connection with the acquisition of all or substantially all of the assets of, or all or substantially all of the Equity Interests (other than directors’ qualifying shares) not previously held by the Group Members in, or merger, consolidation or amalgamation with, a person or a division or line of business of a person or a controlling interest in a person (or any subsequent investment made in a person, division or line of business previously acquired in any such acquisition), where such acquisition, merger or consolidation is not prohibited by this Agreement; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pound Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pound Sterling, plus (b) [***]%, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs, plus (b) [***]% and (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to Adjusted Daily Simple SOFR; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than 0%, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Adjusted Daily Simple SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) [***]%; provided however, if Adjusted Daily Simple SOFR as so determined shall ever be less than 0%, then Adjusted Daily Simple SOFR shall be deemed to be 0% for the purposes of this Agreement.

“Adjusted EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to (a) the EURIBOR Rate for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Term Benchmark Borrowing, if any%; provided however, if the Adjusted EURIBOR Rate as so determined shall ever be less than 0%, then the Adjusted EURIBOR Rate shall be deemed to be 0% for the purposes of this Agreement.

[***] = Certain information contained in this document, marked by “[***]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for Dollars in effect for such Interest Period plus (b) [***]%; provided that if Adjusted Term SOFR Rate as so determined shall ever be less than 0%, then Adjusted Term SOFR Rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Adjusted TIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to (a) the TIBOR Rate for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Term Benchmark Borrowing, if any.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agency Fee Letter” shall mean that certain Agent Fee Letter, dated as of September 8, 2022, by and between the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“AGM Fund” shall mean any existing or future pooled investment vehicle (including insurance company vehicles) sponsored or managed by affiliates of any Group Member and any separate or managed account managed by affiliates of any Group Member that primarily makes investments similar to those made by investment funds. For purposes hereof, “AGM Fund” shall also include related master-feeder funds, parallel funds, co-investment partnerships and alternative investment vehicles established with respect to the foregoing.

“AGM Group” shall mean the Public Company and the Group Members.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

[***] = Certain information contained in this document, marked by “[***]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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“Alternate Currency” shall mean Canadian dollars, Euros, Pound Sterling, Swiss Francs, Yen and any other currency other than Dollars as may be acceptable to the Administrative Agent, each of the Lenders and the applicable Issuing Banks with respect thereto in their sole discretion.

“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of such Alternate Currency with such Dollars.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Loan denominated in an Alternate Currency.

“Alternate Currency Sublimit” shall have the meaning assigned to such term in Section 2.01(a).

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall mean the applicable financial recordkeeping and reporting requirements, including the money laundering statutes of any jurisdiction applicable to the Borrower or its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency from time to time.

“Applicable Commitment Fee” shall mean, subject to Section 2.25, for any day (i) with respect to any undrawn Initial Revolving Facility Commitments, the applicable rate per annum set forth below, based upon the (public or private) corporate rating assigned to the Public Company by S&P or Fitch (whichever is higher), as in effect on such date:

Rating	Applicable Commitment Fee
≥ AA-	0.05%
A+	0.06%
A	0.08%
A-	0.10%
BBB+ or lower (or unrated)	0.15%

and (ii) with respect to any Commitment to make Other Revolving Loans, the “Applicable Commitment Fee” set forth in the Incremental Assumption Agreement relating thereto.

If the corporate rating established by S&P or Fitch for the Public Company shall be changed (other than as a result of a change in S&P’s or Fitch’s rating system), such change shall be effective as

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of the date on which it is first announced by S&P or Fitch, irrespective of when notice of such change shall have been furnished to the Administrative Agent and the Lenders. Each change in the Applicable Commitment Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If S&P’s or Fitch’s rating system shall change, or if S&P or Fitch shall cease to be in the business of rating corporate obligors, the Borrower and the Revolving Facility Lenders (acting via a majority) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P or Fitch.

“Applicable Margin” shall mean, subject to Section 2.25, for any day (i) with respect to any Initial Revolving Loan, the applicable rate per annum set forth below under the caption “Term Benchmark Loans”, “RFR Loans” or “ABR Loans”, as the case may be, based upon the (public or private) corporate rating assigned to the Public Company by S&P or Fitch (whichever is higher), as in effect on such date:

Rating	Term Benchmark Loans / RFR Loans	ABR Loans
≥ AA-	0.625%	0.000%
A+	0.750%	0.000%
A	0.875%	0.000%
A-	1.000%	0.000%
BBB+ or lower (or unrated)	1.250%	0.250%

and (ii) with respect to any Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

If the corporate rating established by S&P or Fitch for the Public Company shall be changed (other than as a result of a change in S&P’s or Fitch’s rating system), such change shall be effective as of the date on which it is first announced by S&P or Fitch, irrespective of when notice of such change shall have been furnished to the Administrative Agent and the Lenders. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If S&P’s or Fitch’s rating system shall change, or if S&P or Fitch shall cease to be in the business of rating corporate obligors, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from S&P or Fitch.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Assets Under Management” shall mean any and all fee-paying (via management, monitoring, advisory or other fees) assets of the funds, partnerships and accounts (including insurance company accounts) to which the Group Members provide investment management, advisory, or certain other investment related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments, and shall include, without limitation, the sum of: (i) the fair value of the investments

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of the managed or advised private equity funds, partnerships and accounts, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; (ii) the net asset value of the managed or advised credit funds, partnerships and accounts, other than certain collateralized loan obligations and collateralized debt obligations, which have a fee generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; (iii) the gross asset value or net asset value of the managed or advised real assets funds, partnerships and accounts and the structured portfolio company investments of the managed or advised funds, partnerships and accounts, which include the leverage used by such structured portfolio company investments; (iv) the incremental value associated with the reinsurance investments of the managed or advised portfolio company assets; and (v) the fair value of any other managed or advised assets for the managed or advised funds, partnerships and accounts plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment, plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d).

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

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“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal law for the relief of debtors.

“Benchmark” shall mean, initially, with respect to any (i) Term Benchmark Loan, denominated in Dollars, the Adjusted Term SOFR Rate, (ii) Term Benchmark Loan, denominated in Euros, the Adjusted EURIBOR Rate, (iii) Term Benchmark Loan, denominated in Yen, the Adjusted TIBOR Rate, (iv) Term Benchmark Loan, denominated in Canadian dollars, CDOR, (v) RFR Loan denominated in Dollars, the Adjusted Daily Simple SOFR, (vi) RFR Loan denominated in Pounds Sterling, SONIA or (vii) RFR Loan denominated in Swiss Francs, SARON; provided that if a Benchmark Transition Event has occurred with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, CDOR, Adjusted Daily Simple SOFR, SONIA, SARON or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current applicable Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 0%, such Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

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Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark for any currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all

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Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to the then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is not a corporation and is owned or managed by a single entity, the board of directors or other governing body of such entity.

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“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility in the same currency, and made on a single date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of Term Benchmark Loans, $1,000,000, (b) in the case of RFR Loans, $1,000,000, (c) in the case of ABR Loans, $1,000,000 and (d) in the case of Swingline Loans, $500,000. Any Loans in an Alternate Currency shall satisfy these minimum thresholds on a Dollar Equivalent basis.

“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans, $100,000, (b) in the case of RFR Loans, $100,000, (c) in the case of ABR Loans, $100,000 and (d) in the case of Swingline Loans, $100,000. Any Loans in an Alternate Currency shall satisfy these thresholds on a Dollar Equivalent basis.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or another form approved by the Administrative Agent.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Term Benchmark Loan denominated in Dollars, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with a Term Benchmark Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro, (c) when used in connection with an RFR Loan denominated in an applicable currency, the term “Business Day” shall also exclude a day that is not an RFR Business Day with respect to such currency, (d) when used in connection with a Term Benchmark Loan denominated in Yen, the term “Business Day” shall also exclude any day on which banks are closed for general business in Japan, (e) when used in connection with a Term Benchmark Loan denominated in Canadian dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Canadian dollars in the interbank eurocurrency market and (f) when used in connection with a Loan denominated in any other Alternate Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the applicable offshore interbank market for such currency.

“Capital Lease” shall mean, as applied to any person, any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that person.

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“Capitalized Lease Obligations” shall mean, as applied to any person, all obligations under Capital Leases of such person or any of its subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateral” shall mean the collective reference to (a) all cash, instruments, securities, other financial assets and funds deposited from time to time in the Cash Collateral Account; (b) all investments of funds in the Cash Collateral Account and all instruments, securities and other financial assets evidencing such investments; (c) all interest, dividends, cash, instruments, securities and other financial assets and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing; and (d) any security entitlement to any of the foregoing.

“Cash Collateral Account” shall mean, collectively, any accounts as may be agreed by the Administrative Agent and the Borrower established at the office of Citibank, N.A., for the Administrative Agent as entitlement holder thereto, and designated “Citibank, N.A., Apollo Management Holdings, L.P., Cash Collateral Account” and “Citibank, N.A., Apollo Management Holdings, L.P., Permanent Cash Collateral Account” respectively (or such other designation as may be agreed between the Administrative Agent and the Borrower), with such abbreviations as may be required to comply with Citibank, N.A.’s operating systems.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Lenders, as collateral for Revolving Facility Credit Exposure (other than Revolving L/C Exposure), Cash Collateral, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and “Cash Collateralization” shall have a meaning correlative thereto.

“Cash Management Agreement” shall mean any agreement to provide to any Group Member cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services, in each case as such agreement may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.

“CDOR” shall mean, for any Interest Period with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or any comparable or successor rate which rate is approved by the Administrative Agent (after consultation with the Borrower), as published on the applicable Bloomberg screen page (or, if such rate is unavailable, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable

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discretion) at approximately 10:00 a.m., Toronto, Ontario time, on the first day of such Interest Period (or such other day as would be generally treated as the rate fixing day for such Interest Period by market practice in such interbank market, as reasonably determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period); provided, that if the CDOR rate determined pursuant to this paragraph is below zero, CDOR will be deemed to be zero.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“Change in Control” shall be deemed to occur if (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), other than a Continuing AGM Person, becomes the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act or any successor provision) of (i) a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Public Company and (ii) a majority of the economic interests in the Public Company, (B) Public Company ceases to own (i) a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (ii) a majority of the economic interests in the Borrower or (C) Public Company ceases to own (i) a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of AAM or (ii) a majority of the economic interests in AAM. In addition, notwithstanding the foregoing, (1) a transaction in which the Public Company becomes a direct or indirect subsidiary of another person (such person, the “New Parent”) shall not constitute a Change in Control under clause (A) above if (a) the equityholders of the Public Company immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total ordinary voting power of the Equity Interests of the Public Company or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Public Company prior to such transaction or (b) immediately following the consummation of such transaction, no person, other than a Continuing AGM Person, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the ordinary voting power of Equity Interests of the Public Company or the New Parent and (2) a person or group shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request, rule, guideline or directive

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relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender or Issuing Bank with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under these clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, but, in each case, only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under U.S. cash flow revolving credit facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Revolving Loans or Other Revolving Loans (and whether such Other Revolving Loans are Other Incremental Revolving Loans, Extended Revolving Loans or Replacement Revolving Loans); and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Other Revolving Loans (and whether such Other Revolving Loans are Other Incremental Revolving Loans, Extended Revolving Loans or Replacement Revolving Loans). Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Revolving Loans or from Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Closing Date” shall mean October 12, 2022.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the collective reference to the Cash Collateral and the Cash Collateral Account (and shall include, for the avoidance of doubt, any Letter of Credit Support).

“Combined Debt” at any date shall mean the sum of (without duplication) all Indebtedness of the Group Members of the type described in clauses (a), (b) and (e) of the definition of Indebtedness (for clarification purposes, which shall exclude letters of credit or bank guaranties, to the extent undrawn) on such date determined on a combined basis as provided in Section 1.02 in accordance with GAAP; provided, however, that in any event “Combined Debt” shall exclude any Indebtedness in respect of any AGM Fund and/or consolidated variable interest entity that is consolidated into a Group Member.

“Combined Net Income” shall mean, with respect to the Management Group Members for any period, the aggregate of the Net Income of the Management Group Members for such period, on a combined basis as provided in Section 1.02; provided, however, that, without duplication,

(i)       any extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), including any expenses or charges in connection with the establishment of, or fundraising for, any new fund (whether or not successful), severance, relocation or other restructuring expenses, any expenses

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related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of any Management Group Member, Parent Entity or the Public Company, any investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii)       any income or loss from disposed of, abandoned, closed or discontinued operations or fixed assets and any gain or loss on the dispositions of disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,

(iii)       any gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,

(iv)       any income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,

(v) (A) the Net Income for such period of any person that is not a subsidiary of such person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a subsidiary thereof from any person in excess of, but without duplication of, the amounts included in subclause (A),

(vi)       the cumulative effect of a change in accounting principles during such period shall be excluded,

(vii)       effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)       any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments relating to impairments and amortization arising pursuant to GAAP, shall be excluded,

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(ix)       any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x)       accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi)       non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,

(xii)       any non-cash charges for deferred tax asset valuation allowances shall be excluded,

(xiii)       any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,

(xiv)       any deductions attributable to minority interests shall be excluded,

(xv)       (A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,

(xvi)       (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period),

(xvii)       without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person that is not a Management Group Member during such period to the extent that the proceeds thereof are used to pay the tax liability of such parent or equity holder to any relevant jurisdiction attributable to the income of the Management Group Members shall be included as though such amounts had been paid as income taxes directly by such person for such period,

(xviii)       the operating results in respect of any AGM Fund and/or consolidated variable interest entity that is consolidated into a Group Member shall be excluded, and

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(xix) any carry-related clawbacks (cash or non-cash) shall be excluded.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment (it being understood that a Swingline Commitment does not increase the applicable Swingline Lender’s Revolving Facility Commitment).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of Conduit Lender and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum with respect to the Facility dated September 8, 2022.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR Rate or Daily Simple SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Borrower) that no market practice for the administration of any such rate exists, in such other manner of

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administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Continuing AGM Person” shall mean, immediately prior to and immediately following any relevant date of determination, (a) an individual who (i) is an executive of any entity in the AGM Group, (ii) devotes substantially all of his or her business and professional time to the activities of any entity in the AGM Group and (iii) did not become an executive of any entity in the AGM Group or begin devoting substantially all of his or her business and professional time to the activities of any entity in the AGM Group in contemplation of a Change in Control, (b) any person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (c) any person that is a family member of such individual or individuals or (d) any trust for which such individual acts as a trustee or beneficiary.

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Daily Simple RFR” shall mean, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pound Sterling, SONIA for the day (such day “i”) that is 5 RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website and (b) Swiss Francs SARON for the day (such day “i”) that is 5 RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such day “i” will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be

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effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is 5 U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” shall mean a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR in accordance with the provisions of Article II.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Swingline Lender, the Administrative Agent or any Issuing Bank in writing that it

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does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of (x) a proceeding under any Debtor Relief Law or (y) a Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery by the Administrative Agent of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each other Lender.

“Designated Lenders” shall mean the Lenders listed in Schedule 1.01, which such Schedule may be amended, supplemented and/or otherwise modified from time to time after the Closing Date as agreed between the Borrower and the Administrative Agent (and without consent of any other person, notwithstanding the provisions of Section 9.08(b)) and as shall be delivered to the Lenders.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days

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after the latest Maturity Date in effect at the time of issuance thereof (provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Group Members or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Group Members in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternate Currency, or any other currency other than Dollars, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such Alternate Currency or other currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Dollar Loan” shall mean any Loan denominated in Dollars.

“EBITDA” of the Group Members for any trailing period of twelve months shall mean the sum of (a) Management EBITDA and (b) Realized Performance Revenues.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Additional Guarantor” shall mean any limited partnership, limited liability company, corporation or equivalent entity which is an Affiliate of the Borrower that the Borrower, pursuant to a written notice given to the Administrative Agent, proposes be designated an additional Guarantor pursuant to Section 5.07(b) (other than any such entity that is organized under the laws of a jurisdiction (other than any state of the United States, the Cayman Islands or Anguilla) that the Administrative Agent reasonably believes, based on the advice of counsel, would prohibit or would otherwise materially adversely affect the validity or enforceability of the

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guarantee arrangements under the Loan Documents contemplated to be entered into by such entity as an additional Guarantor or the ability of such entity to perform its obligations under the Loan Documents as an additional Guarantor); provided that (x) the Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by Administrative Agent or such Lender, as applicable, under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Beneficial Ownership Regulation, which documentation and other information shall be reasonably satisfactory to the Administrative Agent and the Lenders and (y) the Administrative Agent and the Lenders shall be reasonably satisfied that (A) the designation of any Eligible Additional Guarantor hereunder, and the performance of its obligations hereunder, would not result in the occurrence of any event giving rise to the operation of Section 2.15 or 2.20 with respect to any Lender, (B) any payments by or on account of such Eligible Additional Guarantor hereunder or under any Loan Document will not be subject to deduction or withholding for any Taxes (unless indemnified under this Agreement) and (C) such designation will not subject any Lender to any Taxes (unless indemnified under this Agreement) to which they otherwise would not have been subject.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 8.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.15(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.15(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.15(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.15(e).

“ESG” has the meaning assigned to such term in Section 2.25(a).

“ESG Amendment” has the meaning assigned to such term in Section 2.25(a).

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“ESG Applicable Rate Adjustments” has the meaning assigned to such term in Section 2.25(a).

“ESG Pricing Provisions” has the meaning assigned to such term in Section 2.25(a).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” shall have the meaning set forth in the definition of “EURIBOR Rate”.

“EURIBOR Rate” shall mean, for any Borrowing denominated in Euros for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg screen page (currently EURIBOR01) (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “EURIBOR Rate”) at approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBOR Rate” with respect to such Term Benchmark Borrowing for such Interest Period shall be the Interpolated Screen Rate.

“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Guarantor Subsidiary” shall mean any Person (x) in which AAM, directly or indirectly, owns any Equity Interests and (y) all of the Equity Interests held, directly or indirectly, by AAM are held, directly or indirectly, through one or more Loan Parties.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by net income (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), branch profits Taxes and franchise Taxes, in each case by a jurisdiction (including any political subdivision thereof) (A) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or (B) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder, including any such connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction

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pursuant to or enforced this Agreement or any other Loan document, sold or assigned an interest in any Loan or Loan Document), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d), (e) or (h), or (iv) any Tax imposed under FATCA.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of November 23, 2020 (as amended by the First Amendment, dated as of May 10, 2021 and the Second Amendment, dated as of December 3, 2021), among Apollo Management Holdings, L.P., as the borrower, the affiliates of Apollo Management Holdings, L.P. party thereto, as guarantors, the lenders party thereto, the issuing banks party thereto and Citibank, N.A., as administrative agent, as such Credit Agreement was in effect immediately prior to the Closing Date.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder; it being understood that, as of the Closing Date, there is one Facility (i.e., the Initial Revolving Facility) and, thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined

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in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter, dated as of September 8, 2022, by and between the Borrower and the Joint Lead Arrangers, as amended, restated, supplemented or otherwise modified from time to time.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenant” shall have the meaning assigned to such term in Section 6.04.

“Fitch” shall mean Fitch Ratings, Inc. and its successors and assigns.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank (other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Facility Lenders or Letter of Credit Support has been provided in accordance with the terms hereof) and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Facility Lenders in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to (i) the provisions of Section 1.02 and (ii) the Specified Exception. Notwithstanding anything to the contrary, all financial terms in the Loan Documents that are determined in accordance with GAAP shall exclude the effects of any consolidation or inclusion of any AGM Fund or variable interest entity.

“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality, regulatory, taxing or legislative body.

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“Group Members” shall mean the collective reference to the Loan Parties and their Subsidiaries (and, for the avoidance of doubt, shall include the Management Group Members).

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guaranty”.

“Guarantor Joinder Agreement” shall mean a Guarantor Joinder Agreement executed by a new Guarantor and the Administrative Agent in substantially the form of Exhibit F or such other form agreed to by the Borrower and the Administrative Agent.

“Guarantors” shall mean (i) the Initial Guarantors and (ii) and any other person that becomes a Guarantor hereunder pursuant to Section 5.07.

“Guaranty” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guaranty” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets not prohibited by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Hedge Bank” shall mean any person that, at the time it enters into a Hedging Agreement (or on the Closing Date), is the Administrative Agent, a Joint Lead Arranger a Lender or an Affiliate of any such person, in each case of the foregoing, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction,

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securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Group Members shall be a Hedging Agreement.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, with respect to the Revolving Facility, at any time, an aggregate amount not to exceed:

(i)       the excess (if any) of (a) $250,000,000 over (b) the aggregate amount of all Incremental Revolving Facility Commitments established after the Closing Date and prior to such time pursuant to Section 2.21 by utilizing this clause (i) (other than in respect of Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments); plus

(ii)       any additional amounts so long as after giving effect to the establishment of the commitments in respect thereof (and assuming such commitments are fully drawn) and the use of proceeds of the loans thereunder, the Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 5.01(a) or (b), calculated on a Pro Forma Basis, is not greater than 4.00 to 1.00; provided that, for purposes of this clause (ii), net cash proceeds of Incremental Revolving Loans incurred at such time shall not be netted against the applicable amount of Combined Debt for purposes of such calculation of the Net Leverage Ratio.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the applicable Lenders.

“Incremental Commitment” shall mean an Incremental Revolving Facility Commitment.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender established pursuant to Section 2.21 to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean (i) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Revolving

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Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Revolving Loans, or (iii) any of the foregoing.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guaranties by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities among Group Members arising in the ordinary course of business or consistent with past practice or industry norm, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business or consistent with past practice in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, or (E) in the case of the Group Members, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Group Members. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean (i) the persons identified in writing to the Administrative Agent by the Borrower on or prior to the Closing Date and (ii) as may be identified

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in writing to the Administrative Agent by the Borrower from time to time thereafter, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons; provided that “Ineligible Institutions” shall exclude any Person that the Borrower has designated as no longer being an “Ineligible Institution” by written notice delivered to the Administrative Agent from time to time. Notwithstanding the right of the Borrower to supplement the list of Ineligible Institutions, in no event shall any such supplement apply retroactively to disqualify any Person that was a Lender or a participant prior to the effectiveness of any such supplement. Any supplement to the list of Ineligible Institutions pursuant to clause (ii) above shall take effect three Business Day after such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Ineligible Institutions shall operate to disqualify any Person that is already a Lender or that is party to a pending trade).

“Initial Guarantors” shall have the meaning set forth in the preamble hereto.

“Initial Letter of Credit Commitment” shall have the meaning assigned to such term in the definition of Letter of Credit Commitment.

“Initial Revolving Facility” shall mean the Initial Revolving Facility Commitments and the Initial Revolving Loans.

“Initial Revolving Facility Commitments” shall mean the Revolving Facility Commitments (i) in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, established pursuant to any Incremental Assumption Agreement on the same terms as the Revolving Facility Commitments referred to in clause (i) of this definition. The aggregate amount of the Revolving Facility Lenders’ Initial Revolving Facility Commitments in effect on the Closing Date is $1,000,000,000.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made pursuant to the Initial Revolving Facility Commitments.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent and the Borrower.

“Interest Payment Date” shall mean, (a) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last Business Day of each calendar quarter, (c) with respect to any RFR Loan other than a Daily Simple SOFR Loan, the last Business Day of each calendar month, (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a) and (e) with respect to any Daily Simple SOFR Loan, the last Business Day of each calendar quarter.

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“Interest Period” shall mean, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or (other than with respect to Borrowings denominated in Canadian dollars) 6 months thereafter; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the applicable Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.24(d) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Intermediate Holding Company” shall mean any Person (x) in which AAM, directly or indirectly, owns any Equity Interests, (y) which Person, directly or indirectly, owns Equity Interests in a Loan Party and (z) which Person does not own, directly or indirectly, any Equity Interests in any Person other than (A) any Loan Party, (B) any other Intermediate Holding Company, (C) any Subsidiary with respect to which all of the direct and indirect Equity Interests held by such Intermediate Holding Company are held directly or indirectly through another Loan Party and (D) any Person that has been designated as a Non-Guarantor Entity pursuant to Section 5.07(c)(ii).

“Interpolated Screen Rate” shall mean (in each case, solely to the extent that a Benchmark Transition Event has not occurrred with respect to the applicable Benchmark), (x) in relation to the EURIBOR Rate for any Loan and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Rate for the longest period (for which that EURIBOR Rate is available) that is shorter than the Interest Period and (b) the EURIBOR Rate for the shortest period (for which that EURIBOR Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period and (y) in relation to the TIBOR Rate for any Loan and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBOR Rate for the longest period (for which that TIBOR Rate is available) that is shorter than the Interest Period and (b) the TIBOR Rate for the shortest period (for which that TIBOR Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m. (Tokyo time) two Business Days prior to the commencement of such Interest Period; provided

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that if any Interpolated Screen Rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Investment Grade Bank” means a commercial bank that is (a) rated BBB- or higher by S&P or Baa3 or higher by Moody’s and (b) domiciled in Canada, France, Germany, Italy, Japan, the United Kingdom or the United States.

“Issuing Bank” shall mean (a) with respect to the Initial Revolving Facility, (i) on the Closing Date, Citibank, N.A. and Bank of America, N.A. and (ii) each other Issuing Bank designated pursuant to Section 2.05(i) or 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and (b) with respect to any other Revolving Facility, as set forth in the Incremental Assumption Agreement with respect thereto with such Issuing Bank’s consent. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall mean the persons identified as such on the title page of this Agreement.

“Joint Lead Arrangers” shall mean shall mean the persons identified as such on the title page of this Agreement.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“KPI” has the meaning assigned to such term in Section 2.25(a).

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swingline Lender.

“Lender Parties” shall mean, collectively, the Administrative Agent, each Lender, each Issuing Bank, the Sustainability Structuring Agent and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

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“Letter of Credit” shall have the meaning assigned to such term in Section 2.05 of this Agreement and shall include any Alternate Currency Letter of Credit.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05 in an aggregate undrawn, unexpired face Dollar Equivalent amount plus the aggregate unreimbursed drawn Dollar Equivalent amount thereof at any time not to exceed the amount set forth under the heading “Letter of Credit Commitment” opposite such Issuing Bank’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Issuing Bank becomes a party hereto (its “Initial Letter of Credit Commitment”), in each case, as the same may be changed from time to time pursuant to the terms hereof; provided, that the amount of any Issuing Bank’s Letter of Credit Commitment may be (i) increased subject only to the consent of such Issuing Bank and the Borrower (and notified to the Administrative Agent), (ii) decreased, but only to the extent it is not decreased below the Initial Letter of Credit Commitment of such Issuing Bank, subject only to the consent of such Issuing Bank and the Borrower (and notified to the Administrative Agent) or (iii) decreased at the option of the Borrower on a ratable basis for each Issuing Bank outstanding at the time of such reduction (and notified to the Issuing Banks and the Administrative Agent).

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $100,000,000 (or the equivalent thereof in an Alternate Currency).

“Letter of Credit Support” shall mean a pledge or delivery to the Administrative Agent, for deposit in the Cash Collateral Account, for the benefit of one or more of the Issuing Banks or Revolving Facility Lenders, as collateral for Revolving L/C Exposure or obligations of the Revolving Facility Lenders to fund participations in respect of Revolving L/C Exposure, of cash or deposit account balances or, if the Administrative Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank (provided, however, that any Letter of Credit Support relating to any Continuing Letter of Credit shall be delivered to, and deposited with, the applicable Issuing Bank).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell by itself be deemed to constitute a Lien.

“Loan Documents” shall mean (i) this Agreement, (ii) the Letters of Credit, (iii) each Incremental Assumption Agreement, (iv) any Note issued under Section 2.09(d), (v) each Guarantor Joinder Agreement, and (vi) solely for the purposes of Sections 4.02 and 7.01 hereof, the Fee Letter and the Agency Fee Letter.

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed

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or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Letter of Credit Support and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents and (c) the due and punctual payment, discharge, and satisfaction by the Loan Parties of the Erroneous Payment Subrogation Rights. For the avoidance of doubt, the Loan Obligations include all Revolving Facility Obligations.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable); provided, that with respect to (i) any Letter of Credit, “Local Time” shall mean the local time of the applicable Lending Office, (ii) any Alternate Currency Loan denominated in Euros, Pound Sterling, Swiss Francs or Yen, “Local Time” shall mean London time and (iii) any Alternate Currency Loan denominated in Canadian dollars, Toronto time.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans, Revolving L/C Exposure, Swingline Exposure and unused Commitments representing more than 50% of the sum of all Loans, Revolving L/C Exposure and Swingline Exposure outstanding under such Facility and unused Commitments under such Facility at such time; provided that the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Management EBITDA” of the Management Group Members for any trailing period of twelve months shall mean the Combined Net Income for such period plus, in each case without duplication and to the extent the respective amounts described in clauses (a) through (m) below reduced such Combined Net Income (and were not excluded therefrom) for the respective period for which Management EBITDA is being determined, the sum of

(a)       income tax expense (including any provision for taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and including any tax distributions),

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(b)       interest expense (and, to the extent not included in interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Management Group Members for such period, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),

(c)       depreciation and amortization expense (including deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits),

(d)       amortization of intangibles (including, but not limited to, goodwill) and organization costs,

(e)       business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),

(f)       other non-cash charges (but excluding (x) any such charges in respect of which cash was paid in a prior period and not then deducted in determining Management EBITDA for such prior period or will be paid in a future period and not then deducted in determining Management EBITDA for such future period and (y) any charges in the nature of compensation paid in the form of “notional investments” in an AGM Fund or in the form of any participation therein), including any negative incentive carry,

(g)       non-operating expenses,

(h)       the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid (or any accruals related to such fees and related expenses) during such period not in contravention of this Agreement,

(i)       any expenses, charges, commissions, discounts, yield and other fees (other than depreciation or amortization expense as described above) related to any issuance of any Equity Interests, investment, acquisition, New Project, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful),

(j)       any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of any Management Group Member (other than contributions received from any Management Group Member) or net cash proceeds of an issuance of Equity Interests of any Management Group Member (other than to another Management Group Member),

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(k)       the amount of any loss attributable to a New Project, until the date that is twelve months after the creation of such New Project, as the case may be (provided that (A) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the Borrower or its general partner and (B) losses attributable to such New Project after twelve months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (k)),

(l)       with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Combined Net Income”, an amount equal to the proportion of those items described in clauses (a) and (b) above relating to such joint venture corresponding to the Management Group Members’ proportionate share of such joint venture’s Combined Net Income (determined as if such joint venture were a Subsidiary), and

(m)        costs associated with compliance by the Public Company with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees, minus, without duplication and to the extent the amount described below increased such Combined Net Income for the respective period for which Management EBITDA is being determined, income tax credits (to the extent not netted from income tax expense), minus, any payments made to fund expenses of a Parent Entity to the extent such expenses would have reduced Management EBITDA if they were incurred by the Management Group Members,

minus, for any period with respect to which any Cure Right has been exercised hereunder, an amount equal to the lesser of (x) the aggregate amount of Restricted Payments (other than tax distributions of the type referred to in clause (xvii) of the definition of Combined Net Income) made by any Group Member to any person that is not a Group Member during the period with respect to which any Cure Amounts are included in the calculation of Management EBITDA and (y) the sum of the Cure Amounts in respect of all Cure Rights exercised with respect to such period. For the purposes of this clause, “Restricted Payments” means any payment, dividend or any other distribution (by reduction of capital or otherwise), whether in cash, property, obligations, securities or a combination thereof, with respect to any of Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or direct or indirect redemption, purchase, retirement, defeasement or other acquisition for value of any Equity Interests or setting aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares).

“Management Group Members” shall mean (a) the Borrower, (b) each Loan Party that earns its revenues (directly, or indirectly via its Subsidiaries) predominately from the receipt

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of management fees and (c) each Group Member that is a Subsidiary of a person described in clause (a) or (b) above.

“Material AAM Operating Subsidiary” shall mean any direct or indirect subsidiary of AAM that is formed or acquired after the Closing Date that owns or controls (a) any investment or asset management services, financial advisory services, money management services, merchant banking activities or similar or related business, including but not limited to a business providing services to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals or (b) any person that makes investments, including investments in funds of the type specified in clause (a). Notwithstanding anything to the contrary, Material AAM Operating Subsidiary shall not include (i) any Excluded Guarantor Subsidiary or (ii) any Intermediate Holding Company.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Group Members, taken as a whole, or on the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Loan Parties or Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Material Indebtedness Guarantor” means any Person that provides a guarantee or is otherwise an obligor under or in connection with (x) that certain Indenture, dated as of May 30, 2014, as amended, supplemented or otherwise modified from time to time, among the Borrower, the guarantors named therein, and Wells Fargo, National Association, as trustee, (y) that certain Indenture, dated as of December 17, 2019, as amended, supplemented or otherwise modified from time to time, among the Borrower, the guarantors named therein, and Wells Fargo, National Association, as trustee or (z) any other Material Indebtedness of any Loan Party (other than any such Indebtedness that is nonrecourse to the Loan Parties).

“Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Revolving Facility, October 12, 2027, and (b) with respect to any other Class of Loans or Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Letter of Credit Support Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Letter of Credit Support consisting of cash or deposit account balances (denominated in the same currency as the applicable Letter of Credit), an amount equal to 102% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

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“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Net Income” of the Management Group Members for any period shall mean the net income (or loss) of the Management Group Members before distributions to partners, determined on a combined basis as provided in Section 1.02 in accordance with GAAP, provided that Net Income shall include any amount received by the Management Group Members as a “notional investment” in an AGM Fund in lieu of payment of cash management fees (with the amount of such notional investment being deemed equal to the amount of foregone cash management fees).

“Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Combined Debt of the Group Members outstanding as of the last day of the Test Period most recently ended as of such date, less (ii) without duplication, the Letter of Credit Support, any Cash Collateral (including, without limitation, any cash collateral provided pursuant to Section 2.11(b)), cash and Permitted Investments of the Group Members as of the last day of such Test Period, to (b) EBITDA for such Test Period; provided that the Net Leverage Ratio and each component thereof shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Project” shall mean (a) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or (b) each expansion (in one or a series of related transactions) of business into a new market or through a new distribution method or channel.

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Entity” shall mean any Person so designated by the Borrower pursuant to Section 5.07(c).

“Non-Guarantor Limitation” shall have the meaning specified in Section 5.07(c).

“Note” shall have the meaning assigned to such term in Section 2.09(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means

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the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean the Loan Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Document” shall mean, with respect to any person, the Certificate of Incorporation and By-Laws, memorandum and articles of association, certificate of registration, exempted limited partnership agreement, or other organizational or governing documents of such person.

“Other Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Loans” shall mean the Other Incremental Revolving Loans, the Extended Revolving Loans and the Replacement Revolving Loans, or any of the foregoing.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Entity” shall mean any entity owning, directly or indirectly, Equity Interests of any Loan Party after giving effect to any conversion or exchange rights.

“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Payment Recipient” has the meaning assigned to it in Section 8.15(a).

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“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Investments” shall mean:

(a)       direct obligations of the United States of America, United Kingdom, Switzerland, Canada, Japan or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, United Kingdom, Switzerland, Canada, Japan or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b)       time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)       repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)       commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P or Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)       securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P, Fitch or Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)       shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)       money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated by any two of (1) AAA by S&P, (2) AAA by Fitch or (3) Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

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(h)       time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Group Members, on a combined basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i)       instruments equivalent to those referred to in clauses (a) through (h) above (in the case of clause (h), subject to the limits set forth therein) denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.01.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), and (b) no Permitted Refinancing Indebtedness shall have obligors that are not obligated with respect to the Indebtedness so Refinanced and no Loan Party may be an obligor with respect to such Permitted Refinancing Indebtedness (except that a Loan Party may be added as additional obligor provided that the Indebtedness of such Loan Party is (x) unsecured or (y) secured by a Lien permitted by Section 6.01 other than Section 6.01(a) or (c), as applicable).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

“Platform” shall have the meaning assigned to such term in Section 9.17.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guaranty”.

“Prime Rate” shall mean the rate of interest per annum as announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

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“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any disposition, acquisition, investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation, dividend, distribution or other similar payment, any New Project and any restructurings of the business of any Group Member that such Group Member has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower or its general partner (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Article II or Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Article II or Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrower in good faith, and (iii) pro forma effect shall be given to (x) the payment of management fees to the Group Members in respect of any AGM Fund with an investor lock-up period of two years or more established during such measurement period, as though such management fees and related anticipated expenses commenced immediately prior to such measurement period (and any reductions in other management fees as a result of the establishment of such AGM Fund), (y) the effect on management fees payable to the Group Members in respect of any AGM Fund terminated during such measurement period by an action on the part of the limited partners in such AGM Fund, as though such effect commenced immediately prior to such measurement period, and (z) at the Borrower’s option (and without duplication in any subsequent fiscal period), any transaction fee (net of related anticipated expenses) to be paid to the Group Members in respect of any transaction under contract during such measurement period, so long as such transaction fee is actually paid within 60 days after the end of such measurement period.

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Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Borrower or its general partner and may include adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions). Upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower or its general partner setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” shall mean Apollo Global Management, Inc., a Delaware corporation, or any successor thereof.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type”.

“Realized Performance Revenues” of the Group Members for any period shall mean the realized performance fees, realized performance allocations, and realized incentive fees of such Group Members for such period minus the realized incentive profit-sharing expense of such Group Members for such period (without duplication for any amounts included in the calculation of Management EBITDA); provided that Realized Performance Revenues shall never be less than $0.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

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“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans denominated in, or calculated with respect to, any Alternate Currency, (1) the central bank for the currency in which such Loans are denominated, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Loans are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“relevant transactions” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.

“Replacement Revolving Facility” shall mean the Replacement Revolving Facility Commitments and the Replacement Revolving Loans.

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(j).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(j).

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“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposures and (z) the total Available Unused Commitments at such time; provided that the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in the definition of the term “Management EBITDA”.

“Revaluation Date” shall mean, (x) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, and (iii) each date of any payment by the Issuing Bank under any Alternate Currency Letter of Credit, (y) with respect to any Alternate Currency Loan, the date that is three Business Days prior to the date of any Borrowing or prepayment of an Alternate Currency Loan or any continuation of an Alternate Currency Loan pursuant to Section 2.07 and (z) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require with notice thereof to the Borrower.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(a), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Revolving Facility Lender’s Initial Revolving Facility Commitment as of the Closing Date

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is set forth on Schedule 2.01. On the Closing Date hereof, there is only one Class of Revolving Facility Commitments (i.e., the Initial Revolving Facility Commitments). After the date hereof, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements pursuant to the terms hereof.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof), (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender with respect to any Class at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(a). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Incremental Revolving Loans and Other Revolving Loans.

“Revolving Facility Obligations” shall mean any and all obligations of the Borrower with respect to the Revolving Facility.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to

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any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“RFR” for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pound Sterling, SONIA, (b) Swiss Francs, SARON and (c) Dollars, Daily Simple SOFR.

“RFR Administrator” shall mean the SONIA Administrator, the SARON Administrator or the SOFR Administrator, as applicable.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” shall mean for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (a) Pound Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (c) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that, in each case, for purposes of notice requirements in Sections 2.03 and 2.07, such day is also a Business Day.

“RFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.

“RFR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple RFR”.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea regions of Ukraine).

“Sanctioned Person” shall mean at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, or HM Treasury of the United Kingdom, (b) any person organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

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“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or HM Treasury of the United Kingdom.

“SARON” shall mean a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Administrator” shall mean the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” shall mean SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Subsidiary” shall mean a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of AAM.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” shall mean a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

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       “Specified Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank to the extent that such Cash Management Agreement is designated in writing by the Borrower and such Cash Management Bank to the Administrative Agent as a Specified Cash Management Agreement.

“Specified Exception” shall mean that the investment funds/vehicles that are managed by the Group Members and the general partner entities of such funds and vehicles have not been, and will not be, consolidated or otherwise included in the financial statements of the Group Members, as may otherwise be required in accordance with generally accepted accounting principles in effect from time to time in the United States of America.

“Specified Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank to the extent that such Hedging Agreement is designated in writing by the Borrower and such Hedge Bank to the Administrative Agent as a Specified Hedge Agreement.

“Spot Rate” shall mean on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, the Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

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“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (other than securities or ownership interests having such power only by reason of the happening of a contingency) or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of a Loan Party. Notwithstanding anything to the contrary, “Subsidiaries” shall not include any AGM Funds or any other variable interests entity or fund or investment vehicle.

“Sustainability Structuring Agent” shall mean BofA Securities, Inc. (or any of its designated affiliates), in its capacity as the sustainability structuring agent.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit D or another form approved by the Swingline Lender.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans in Dollars pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $50,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall be the sum of (a) its Revolving Facility Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Revolving Facility Lenders shall not have funded their participations in such Swingline Loans); provided that in the case of Sections 2.01(a) and 2.04(a) when a Defaulting Lender exists, the Swingline Exposure of any Revolving Facility Lender shall be adjusted to give effect to any reallocation effected pursuant to Section 2.22.

“Swingline Lender” shall mean (a) with respect to the Initial Revolving Facility, (i) on the Closing Date, Citibank, N.A., in its capacity as a lender of Swingline Loans, and (ii) thereafter, each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder and (b) with respect to any another Revolving Facility, as set forth in the Incremental Assumption Agreement with respect thereto with such Swingline Lender’s consent.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

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“Syndication Agent” shall mean the person identified as such on the title page of this Agreement.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings, fees or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, Adjusted TIBOR Rate or CDOR in accordance with the provisions of Article II.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean,

(a)       for any calculation with respect to a Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)       for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00

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p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those with respect to which the Borrower has provided Letter of Credit Support) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(a) or 5.01(b) and, initially, the four fiscal quarter period ending June 30, 2022.

“TIBOR” shall have the meaning set forth in the definition of “TIBOR Rate”.

“TIBOR Administrator” means the Ippan Shadan Hojin JBA TIBOR Administration (or any successor administrator of the Tokyo Interbank Offered Rate).

“TIBOR Rate” shall mean, for any Borrowing denominated in Yen for any Interest Period, the greater of (i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg screen page (currently TIBOR01) (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “TIBOR Rate”) at approximately 11:00 a.m. (Tokyo time) two Business Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “TIBOR Rate” with respect to such Term Benchmark Borrowing for such Interest Period shall be the Interpolated Screen Rate and (ii) zero.

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Transactions” shall mean, collectively, (a) the transactions to occur pursuant to the Loan Documents and the initial borrowings hereunder, (b) the repayment in full of, and termination

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of all obligations and commitments under, the Existing Credit Agreement, and (c) the payment of all fees and expenses to be paid in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, ABR, CDOR and the Adjusted Daily Simple RFR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all

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or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02        Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary herein, any lease of a Group Member that would be characterized as an operating lease under GAAP in effect prior to the effectiveness of ASC 842 (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document. Unless otherwise expressly provided herein, any references herein to any person shall be construed to include such person’s successors and permitted assigns. Any financial terms used herein shall be determined on a combined basis for the Loan Parties and their consolidated Subsidiaries and shall net out (i) intercompany items among or between any Group Members and, without duplication (ii) any Indebtedness owing by a Group Member to another Group Member. Notwithstanding the foregoing, for purposes of calculating the Net Leverage Ratio contained herein, computations shall be made without giving effect to any election under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825-10, “Financial Instruments”, or FASB ASC Topic 4701-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or any successor thereto, to value any Indebtedness of the Borrower or the other Group Members at “fair value”, as defined therein.

Section 1.03        Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Loans or Alternate Currency Letters of Credit. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties

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hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI (other than Section 6.04) or Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)               Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as applicable.

Section 1.04        Additional Alternate Currencies for Loans.

(a)               The Borrower may from time to time request that Term Benchmark Loans be made in a currency other than Dollars or the currencies specified in the definition of Alternate Currency; provided that such requested currency is a lawful currency (other than Dollars or the currencies specified in the definition of Alternate Currency) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent.

(b)               Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). The Administrative Agent shall promptly notify each Revolving Facility Lender thereof. Each Revolving Facility Lender shall notify the Administrative Agent, not later than 11:00 a.m., 5 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Term Benchmark Loans in such requested currency.

(c)               Any failure by a Revolving Facility Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender to permit Term Benchmark Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Facility Lenders consent to making Term Benchmark Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Term Benchmark Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.04, the Administrative Agent shall promptly so notify the Borrower.

Section 1.05        Change of Currency.

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(a)               Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)               Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)               Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.06        Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance (other than as described in the definition of “Interest Period”) shall extend to the immediately succeeding Business Day.

Section 1.07        Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08        Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, Term SOFR Rate, Adjusted Term SOFR Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, EURIBOR Rate, Adjusted EURIBOR Rate, TIBOR Rate, Adjusted TIBOR Rate, CDOR any Daily Simple RFR or any Adjusted Daily Simple RFR, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, Term SOFR Rate, Adjusted Term SOFR Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, EURIBOR Rate, Adjusted EURIBOR Rate, TIBOR Rate, Adjusted TIBOR Rate, CDOR, any Daily Simple RFR or any Adjusted Daily Simple RFR prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that

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affect the calculation of ABR, Term SOFR Rate, Adjusted Term SOFR Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, EURIBOR Rate, Adjusted EURIBOR Rate, TIBOR Rate, Adjusted TIBOR Rate, CDOR, any Daily Simple RFR, any Adjusted Daily Simple RFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Term SOFR Rate, Adjusted Term SOFR Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, EURIBOR Rate, Adjusted EURIBOR Rate, TIBOR Rate, Adjusted TIBOR Rate, CDOR, any Daily Simple RFR, any Adjusted Daily Simple RFR or any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.09        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II

The Credits

Section 2.01        Commitments. Subject to the terms and conditions set forth herein:

(a)       each Revolving Facility Lender with a Revolving Facility Commitment in respect of the applicable Class severally agrees to make in Dollars (or any Alternate Currency) Revolving Facility Loans (including Incremental Revolving Loans) of such Class in Dollars (or any Alternate Currency) to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i)  after giving effect to any application of proceeds of such Revolving Facility Loans pursuant to Section 2.10, the sum of (A) the aggregate principal Dollar Equivalent amount of such Lender’s Revolving Facility Loans of such Class outstanding at such time plus (B) the Swingline Exposure of such Lender applicable to such Class at such time plus (C) such Lender’s Revolving Facility Percentage of the Revolving L/C Exposure applicable to such Class then outstanding exceeding such Lender’s Revolving Facility Commitment of such Class, (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class or (iii) the Dollar Equivalent of the Loan Obligations due, owing or incurred in any Alternate Currency exceeding, in aggregate, 50% of the Revolving Facility Commitments (“Alternate Currency Sublimit”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans; and

(b)        each Lender having a commitment to make Extended Revolving Loans or Replacement Revolving Loans, in each case, of any Class, severally agrees, subject to the terms

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and conditions set forth in the applicable Incremental Assumption Agreement, to make such Extended Revolving Loans or Replacement Revolving Loans.

Section 2.02        Loans and Borrowings. (a)  Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided further that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)               Subject to Section 2.14, each Borrowing denominated in Dollars (other than a Swingline Borrowing) shall be composed entirely of ABR Loans, Term Benchmark Loans or Daily Simple SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Borrowing denominated in an Alternate Currency shall be composed entirely of Term Benchmark Loans (in the case of any such Borrowing denominated in Euros, Canadian dollars or Yen) or RFR Loans (in the case of any such Borrowing denominated in an Alternate Currency other than Euros, Canadian dollars or Yen). Each Lender at its option may make any ABR Loan, RFR Loan, Term Benchmark Loan, or Daily Simple SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)               At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing or RFR Borrowing (other than a Daily Simple SOFR Borrowing) may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in, in aggregate, more than 15 Term Benchmark Borrowings outstanding under the Revolving Facility at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

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(d)               Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date for such Class, as applicable.

Section 2.03     Requests for Borrowings. To request a Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering a written Borrowing Request signed by the Borrower (which may be delivered electronically) (a)  in the case of a Term Benchmark Borrowing (other than a Term Benchmark Borrowing denominated in Yen) or Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 10:00 a.m. New York City time, on the U.S. Government Securities Business Day of the proposed Borrowing (or, in each case, such shorter period as the Administrative Agent may agree), (c) in the case of an RFR Borrowing denominated in Pound Sterling, not later than 12:00 noon, New York City time, four RFR Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 12:00 noon, New York City time, four RFR Business Days before the date of the proposed Borrowing and (e) in the case of a Term Benchmark Borrowing denominated in Yen, not later than 12:00 noon, New York City time, four U.S. Government Securities Business Days before the date of the proposed Borrowing ; provided that, (i) to request a Term Benchmark, Daily Simple SOFR or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request in writing (which may be delivered electronically) not later than 5:00 p.m., New York City time, one U.S. Government Securities Business Day prior to the Closing Date (or such later time as the Administrative Agent may agree), (ii) any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing, so long as such day is a Business Day. Each such Borrowing Request shall be irrevocable and (iii) any such notice of a Borrowing of any Incremental Revolving Loan may be given at such time as provided in the applicable Incremental Assumption Agreement. Revolving Loans may be ABR Loans, Term Benchmark Loans (in the case of any such Revolving Loans denominated in Dollars, Euros, Canadian dollars or Yen) or RFR Loans (in the case of any such Revolving Loans denominated in Dollars or in an Alternate Currency other than Euros, Canadian dollars or Yen), as further provided herein. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                 whether such Borrowing is to be a Borrowing of Initial Revolving Loans or Other Revolving Loans (and specifying a particular Class of such Other Revolving Loans), as applicable;

(ii)              the aggregate amount and currency of the requested Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)             whether such Borrowing is to be an ABR Borrowing, an RFR Borrowing or a Term Benchmark Borrowing;

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(v)               in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)             the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing denominated in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04     Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the Borrower denominated in Dollars from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class or (iii) the sum of (x) the Swingline Exposure of such Swingline Lender (in its capacity as a Swingline Lender and a Revolving Facility Lender) applicable to such Class, (y) the aggregate principal amount of outstanding Revolving Facility Loans of such Class made by such Swingline Lender (in its capacity as a Revolving Facility Lender) and (z) the Revolving Facility Percentage of such Swingline Lender (in its capacity as a Revolving Facility Lender) of the Revolving L/C Exposure applicable to such Class exceeding its Revolving Facility Commitment of such Class then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)               To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request in writing (which may be delivered electronically), not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

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(c)               The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)               The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.

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Section 2.05        Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit or bank guarantees in Dollars or any Alternate Currency in the form of (x) trade letters of credit or bank guarantees in support of trade obligations of the Borrower and its Affiliates incurred in the ordinary course of business (such letters of credit or bank guarantees issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit or bank guarantees issued for any other lawful purposes of the Borrower and its Affiliates (such letters of credit or bank guarantees issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Group Member in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)               Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments, (iii) the Revolving L/C Exposure in respect of Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (iv) with respect to each Revolving Facility Lender, the sum of (A) the aggregate principal amount such Lender’s Revolving Facility Loans of such Class outstanding at such time plus (B) the Swingline Exposure of such Lender applicable to such Class at such time plus (C) such Lender’s Revolving Facility Percentage of the Revolving L/C Exposure applicable to such Class then outstanding shall not exceed such Lender’s Revolving Facility Commitment of such

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Class. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency. Notwithstanding anything to the contrary set forth herein, no Issuing Bank shall be required to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit.

(c)               Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Maturity Date; provided that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided further that, if the Issuing Bank and the Administrative Agent consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided that, if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five Business Days prior to the Maturity Date for such Class the Borrower shall provide Letter of Credit Support pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 102% of the face amount of each such Letter of Credit on or prior to the date that is five Business Days prior to such Maturity Date or, if later, such date of issuance.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement (or the Dollar Equivalent thereof) made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its

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obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(c) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)               Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or a Swingline Borrowing of the applicable Class, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f)                Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement

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under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)               Disbursement Procedures. The applicable Issuing Bank shall, within the period stipulated by the terms and conditions of Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After examination, such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telecopy or electronic mail of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h)               Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C

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Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)                 Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)                 Letter of Credit Support Following Certain Events. If and when the Borrower is required to provide Letter of Credit Support with respect to any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.08(b), 2.11(b), 2.11(c), 2.11(d), 2.22(a)(v) or 7.01, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Minimum Letter of Credit Support Amount with respect to such Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.08(b), 2.11(b), 2.11(c) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Letter of Credit Support (x) made pursuant to this paragraph or (y) delivered by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, such Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement

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obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide Letter of Credit Support hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(b) or (c) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(b) and (c) no longer being exceeded, as applicable.

(k)               Letter of Credit Support Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such termination event (each, a “Continuing Letter of Credit”), the Borrower shall provide Letter of Credit Support with respect to such Continuing Letter of Credit, in an amount equal to the Minimum Letter of Credit Support Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l)                 Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Bank) that agrees (in its sole discretion) to act as an Issuing Bank and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m)             Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment, renewal or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

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Section 2.06        Funding of Borrowings. (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, (A) with respect to any Dollar Loan, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) with respect to any Alternate Currency Loan, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, (x) with respect to any Dollar Loan, the interest rate applicable to ABR Loans at such time and (y) with respect to any Alternate Currency Loan, the interest rate for the applicable currency as set forth in Section 2.13(b) at such time or Section 2.14, if applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)               The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders (including by means of Swingline Loans to the Borrower). In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding

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the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.

Section 2.07     Interest Elections. (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, in the case of any Borrowing, the Borrower may elect to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. In the case of any Borrowing denominated in Dollars, the Borrower may elect to convert such Borrowing to a different Type as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted into or continued as Term Benchmark Borrowings or Daily Simple SOFR Borrowings.

(b)               To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telecopy or electronic mail, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request and signed by the Borrower.

(c)               Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                 The currency and Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)              the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)             if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the

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Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d)               Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request, relates of the details thereof, and of such Lender’s portion of each resulting Borrowing.

(e)               If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in Alternate Currency, subject to Section 2.14, be continued as a Term Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing or a Daily Simple SOFR Borrowing and (ii) unless repaid, each Term Benchmark Borrowing denominated in Dollars and each Daily Simple SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08        Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Maturity Date for such Class.

(b)               The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and provision of any Letter of Credit Support in accordance with Section 2.05(j) or (k), the Dollar Equivalent of the Revolving Facility Credit Exposure of such Class (excluding any Letter of Credit for which Letter of Credit Support has been provided) would exceed the total Revolving Facility Commitments of such Class.

(c)               The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of

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other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (it being agreed that the Borrower may waive such condition). Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Revolving Facility Lenders in accordance with their respective Commitments of such Class.

Section 2.09        Evidence of Debt. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)               The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)               Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

Section 2.10        Repayment of Loans. (a)  Subject to the other clauses of this Section,

(i)                 the Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each applicable Revolving Facility Lender the then unpaid principal amount of its Revolving Facility Loan, in the applicable currency, on the Maturity Date applicable to such Revolving Facility Loan and (B) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan, in Dollars, made by such Swingline Lender applicable to any Class of Revolving Facility Commitments on the earlier of the Maturity Date for such Class and the

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first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Facility Borrowing is made by the Borrower, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding; and

(ii)              to the extent not previously paid, outstanding Loans shall be due and payable on the applicable Maturity Date.

(b)               Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telecopy or electronic mail of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment (or in the case of a Swingline Loan, on the scheduled date of such prepayment), (ii) in the case of a Term Benchmark Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent) and (iii) in the case of an RFR Borrowing, at least three RFR Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (it being agreed that the Borrower may waive such condition). Each repayment and prepayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).

Section 2.11        Prepayment of Loans; Cash Collateralization; Letter of Credit Support. (a)  The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(b).

(b)               In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class (other than as a result of changes in currency exchange rates), the Borrower shall Cash Collateralize or prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Letter of Credit Support in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

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(c)               In the event that (x) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit (other than as a result of changes in currency exchange rates) or (y) the Revolving L/C Exposure in respect of Letters of Credit issued by any Issuing Bank exceeds such Issuing Bank’s Letter of Credit Commitment, at the request of the Administrative Agent or the applicable Issuing Bank, the Borrower shall provide Letter of Credit Support pursuant to Section 2.05(j) in an amount equal to such excess.

(d)               If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds 100% of the total Revolving Facility Commitments of such Class, (ii) the Revolving L/C Exposure exceeds 105% of the Letter of Credit Sublimit or (iii) the total Revolving Facility Credit Exposure denominated in Alternate Currency exceeds 105% of the Alternate Currency Sublimit, the Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or Swingline Borrowings or (B) provide Letter of Credit Support pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment, sublimit or amount set forth above.

Section 2.12     Fees. (a)  The Borrower agrees to pay to each applicable Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December in each year (beginning with the first fiscal quarter ending after the Closing Date) and on the date on which the Revolving Facility Commitments of such Revolving Facility Lender shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Revolving Facility Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Revolving Facility Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Revolving Facility Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Revolving Facility Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Revolving Facility Lender shall be terminated as provided herein.

(b)               The Borrower from time to time agrees to pay (i) to each applicable Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of such Revolving Facility Lender shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Revolving Facility Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the applicable Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Term Benchmark

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Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Revolving Facility Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the Dollar Equivalent of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)               The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees as set forth in the Agency Fee Letter, as may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(d)               All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13        Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b)               The Loans comprising each Term Benchmark Borrowing denominated in Dollars shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Term Benchmark Borrowing denominated in Canadian dollars shall bear interest at CDOR for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Term Benchmark Borrowing denominated in Euros shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Term Benchmark Borrowing denominated in Yen shall bear interest at the Adjusted TIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each RFR Borrowing denominated in Pound Sterling, Swiss Francs and Dollars shall bear interest at Adjusted Daily Simple RFR plus the Applicable Margin.

(c)               Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided

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that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)               Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, and (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments; provided that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)               All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to Pound Sterling and the ABR shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14        Alternate Rate of Interest. (a) Subject to Section 2.24, if (in the case of Term Benchmark Borrowings, prior to the commencement of any Interest Period for a Term Benchmark Borrowing):

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, CDOR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, TIBOR Rate (including because such rate is not available or published on a current basis), SONIA or SARON, as applicable, for the applicable currency and such Interest Period (if applicable) or (y) with respect to any such Loan denominated in an Alternate Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternate Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate, the Term SOFR Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, CDOR, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, TIBOR Rate, SONIA or SARON, as applicable, for the applicable currency and such Interest Period (if applicable) will not adequately and fairly reflect the cost to such Lenders of

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making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period (if applicable);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in Dollars to, or continuation of any Borrowing denominated in Dollars as, a Term Benchmark Borrowing or a Daily Simple SOFR Borrowing, as applicable, shall be ineffective (to the extent of the affected Daily Simple SOFR Loans or Term Benchmark Loans or, in the case of Term Benchmark Loans, the affected Interest Periods) and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, (ii) if any Borrowing Request requests a Term Benchmark Borrowing or Daily Simple SOFR Borrowing denominated in Dollars, as applicable, such Borrowing (to the extent of the affected Daily Simple SOFR Loans or Term Benchmark Loans or, in the case of Term Benchmark Loans, the affected Interest Periods) shall be made as an ABR Borrowing, (iii) any Borrowing Request that requests a Term Benchmark Borrowing or Daily Simple RFR Borrowing, in each case, denominated in Alternate Currency (to the extent of the affected Term Benchmark Loans or Daily Simple RFR Loans or, in the case of Term Benchmark Loans, the affected Interest Periods) shall be ineffective and (iv) any outstanding affected Loans denominated in an Alternate Currency, at the Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately (or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period) or (2) be prepaid in full immediately (or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period); provided that if no election is made by the Borrower by the date that is the earlier of (A) three Business Days after receipt by the Borrower of such notice or (B) with respect to a Term Benchmark Loan, the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

Section 2.15        Increased Costs. (a)  If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(ii)              subject any Lender, the Issuing Bank or the Administrative Agent to any Tax with respect to any Loan Document or any Loan made by it (other than (i) Indemnified Taxes or Other Taxes indemnifiable under Section 2.17 or (ii) Excluded Taxes); or

(iii)            impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Administrative Agent or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Administrative Agent or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Administrative Agent or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender, the Administrative Agent or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)               If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)               A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)               Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving

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rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16        Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, (other than due to the default of a Defaulting Lender, if applicable) convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, or (e) the redenomination of any Term Benchmark Loan pursuant to Section 1.05 other than on the last day of the Interest Period applicable thereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at (w) the Adjusted Term SOFR Rate, in the case of Loans denominated in Dollars, (x) the Adjusted EURIBOR Rate, in the case of Loans denominated in Euros, (y) the Adjusted TIBOR Rate, in the case of Loans denominated in Yen or (z) the CDOR Rate, in the case of Loans denominated in Canadian dollars, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term Benchmark Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or any Alternate Currency, as applicable, of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17        Taxes. (a)  Any and all payments made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Requirements of Law. If a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as determined in the good faith discretion of the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the

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Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 2.17, the applicable Loan Party shall deliver to the Administrative Agent a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)               The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)               The Loan Parties shall jointly and severally indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the basis and calculation of the amount of such payment or liability delivered to such Loan Party by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)               Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 2.17(d), a Lender shall not be required to deliver any documentation or other information requested by the Borrower if such Lender is not legally eligible to do so.

(e)               Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

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(i)                 deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due under any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) together with a certificate substantially in the form of Exhibit G hereto (such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America, (B) Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under any Loan Document, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that, if the Foreign Lender is a partnership and one or more of the partners is claiming the portfolio interest exemption, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(ii)              deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) promptly after any such form or certification previously delivered by it expires or becomes obsolete, inaccurate or invalid, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

In addition, the Administrative Agent that is a United States person as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower that is a United States person as defined in Section 7701(a)(30) of the Code (x) prior to the date on which the first payment by the Borrower is due hereunder, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding, and (y) promptly after any such previously delivered form expires or becomes obsolete, inaccurate or invalid two further copies of such documentation.

(f)                If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which

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a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund to the extent such notice or evidence has been received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.

(g)               If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or the Administrative Agent, as the case may be, shall use commercially reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or the Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(h)               Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) prior to the date on which the first payment to the such U.S. Lender is due under any Loan Document, (ii) as soon as practicable after such form expires or becomes obsolete, inaccurate or invalid, and (iii) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

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(i)                 If a payment made to any Lender or the Administrative Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j)                 The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable Requirement of Law” includes FATCA.

Section 2.18        Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. With respect to any Letter of Credit, all payments made under the Loan Documents shall be made in Dollars (except, with respect to any Alternate Currency Letters of Credit, to the extent payments thereunder are required to be provided in any Alternate Currency). With respect to any Borrowing or any amounts related thereto, except as otherwise expressly set forth herein, all payments made under the Loan Documents shall be made in the currency or the related Borrowing. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made

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by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)               Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)               If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)               Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such

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event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)               If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19        Mitigation Obligations; Replacement of Lenders. (a)  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section shall affect or postpone any of the Obligations or the rights of any Lender pursuant to Section 2.17(a).

(b)               If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and each Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such

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compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c)               If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent and (ii) the Swingline Lender and the Issuing Bank; provided that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or the Borrower shall pay any amount required by Section 2.11 as if such assignment constituted a prepayment of the assigning Lender’s Loans and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that, if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.20  Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term Benchmark Loans, Daily Simple SOFR Loans or any Loans whose interest is determined by reference to any applicable Daily Simple RFR, or to determine or charge interest rates based on any Daily Simple RFR, Daily Simple SOFR, Term SOFR Rate, EURIBOR Rate, TIBOR Rate or CDOR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of any such Loans denominated in Dollars, to convert

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ABR Borrowings to RFR Loans or Term Benchmark Loans or to convert RFR Loans to Term Benchmark Loans, as applicable, shall be suspended, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice,  the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term Benchmark Borrowings or RFR Borrowings denominated in Dollars of such Lender to ABR Loans or (B) convert all Term Benchmark Loans or RFR Loans denominated in an affected Alternate Currency to ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency), on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings or RFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

Section 2.21        Incremental Commitments; Other Revolving Loans. (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Facility Commitments, in an amount not to exceed the Incremental Amount at the time such Incremental Commitments are established from one or more Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, the Issuing Banks and the Swingline Lender (which approvals shall not be unreasonably delayed or withheld). Such notice shall set forth (i) the amount of the Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Revolving Facility Commitments are requested to become effective, and (iii) whether such Incremental Revolving Facility Commitments are to be (x) commitments to make additional Revolving Facility Loans on the same terms as the Initial Revolving Loans or (y) commitments to make revolving loans with pricing terms, final maturity dates, participation in mandatory prepayments or commitment reductions and/or other terms different from the Initial Revolving Loans (“Other Incremental Revolving Loans”).

(b)               The Borrower and each Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Revolving Facility Commitments; provided that:

(i)                 any commitments to make the additional Initial Revolving Loans shall have the same terms as the Initial Revolving Loans made pursuant to the Revolving Facility Commitments in effect on the Closing Date,

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(ii)              the Other Incremental Revolving Loans shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and shall rank pari passu in right of payment with the Initial Revolving Loans,

(iii)            the final maturity date of any Other Incremental Revolving Loans shall be no earlier than the Maturity Date with respect to the Initial Revolving Loans and, except as to pricing, final maturity date, participation in prepayments and commitment reductions, shall have (x) substantially similar terms as the Initial Revolving Loans or (y) such other terms (including as to guarantees) as shall be reasonably satisfactory to the Administrative Agent,

(iv)             the Other Incremental Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made,

(v)               there shall be no obligor in respect of any Incremental Revolving Facility Commitments that is not a Loan Party, and

(vi)             no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (b) of this Section 2.21, such Lender shall not be obligated to fund any Incremental Revolving Loans.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)               Notwithstanding the foregoing, no Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clauses (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower or of its general partner, as applicable, and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings as the Administrative Agent may reasonably request to assure that the Revolving Facility Loans in respect of Incremental Revolving Facility Commitments

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are secured by the Collateral, to the extent applicable, ratably with one or more Classes of then-existing Revolving Facility Loans.

(d)               Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Incremental Revolving Loans), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Term Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e)               Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of any Revolving Facility Commitments, on a pro rata basis (based on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Revolving Facility Commitment for such Lender (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”, and the Loans thereunder, the “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Revolving Facility Commitment be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(f)                The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, any other pricing terms, participation in prepayments and commitment reductions and final maturity (which shall, subject to clause (ii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably

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satisfactory to the Administrative Agent, (ii) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in any prepayment or commitment reduction hereunder, (iii) no Lender shall be obligated to provide Extended Revolving Facility Commitments as a result of any such request by the Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide Extended Revolving Facility Commitments and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in this clause (f) of this Section 2.21, such Lender shall not be obligated to provide or fund any Extended Revolving Facility Commitments. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(g)               Upon the effectiveness of any such Extension, such Extending Lender’s Revolving Facility Commitment (or applicable portion thereof) will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have a Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h)               Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Revolving Facility Commitment implemented thereby, (v) no consent of any Lender shall be required to effectuate an Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments (or a portion thereof), which consent will be in each Lender’s sole discretion, (vi) all Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents, shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and shall rank pari passu in right of payment with the other Loan Obligations of the Administrative

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Agent, the Issuing Banks and the Lenders, (vii) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto, and (viii) there shall be no obligor in respect of any such Extended Revolving Facility Commitments that is not a Loan Party.

(i)                 Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j)                 Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clause (j) through (m) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which, subject to clause (iii) above and clause (vi) below, shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Maturity Date in effect at the time of

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incurrence or are otherwise reasonably acceptable to the Administrative Agent); (v) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party; (vi) the Replacement Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in (x) any prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (vii) no Lender shall be obligated to provide a Replacement Revolving Facility Commitment as a result of any such request by the Borrower, and, until such time, if any, as such Lender has agreed in its sole discretion to provide a Replacement Revolving Facility Commitment and executed and delivered to the Administrative Agent an Incremental Assumption Agreement as provided in clause (l) of this Section 2.21, such Lender shall not be obligated to provide or fund any Replacement Revolving Facility Commitments.

(k)               The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(l)                 On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(m)             For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have a Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as

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applicable, and (iv) all Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents, shall be unsecured (or secured by cash collateral on substantially the same terms as those set forth herein) and shall rank pari passu in right of payment with the other Loan Obligations.

(n)               Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Term Benchmark Borrowings upon the incurrence of any Incremental Revolving Loans, to the extent the last date of Interest Periods for multiple Term Benchmark Borrowings in the same currency under the applicable Class of the Revolving Facility fall on the same day, such Term Benchmark Borrowings shall be considered a single Term Benchmark Borrowing and (ii) the initial Interest Period with respect to any Term Benchmark Borrowing of such Incremental Revolving Loans may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate or CDOR with respect to such initial Interest Period shall be the same as the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate or CDOR (as the case may be) applicable to any then-outstanding Term Benchmark Borrowing of such Class in the same currency as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Term Benchmark Borrowing.

Section 2.22        Defaulting Lender. (a)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.

(ii)              Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to provide Letter of Credit Support for the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) provide Letter of Credit Support for the Issuing Banks’ future Fronting

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Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to provide Letter of Credit Support pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.

(A)             No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender

(B)              Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Letter of Credit Support.

(C)              With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)             Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a

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Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)               Letter of Credit Support; Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the (i) Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, provide Letter of Credit Support for the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)               Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to provision of any Letter of Credit Support), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender shall be deemed to no longer be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)               New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.23        Grant of Security. Each Loan Party hereby grants a security interest in the Collateral to the Administrative Agent, for the benefit of the applicable Lender Parties (or, in the case of that portion of the Collateral constituting Letter of Credit Support for Continuing Letters of Credit, to the applicable Issuing Bank, for the benefit of such Issuing Bank).

Section 2.24        Benchmark Replacement Setting.

(a)               Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this

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Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.24(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)               Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark, the Administrative Agent will have the right to make, in consultation with the Borrower, Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)               Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d)               Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, CDOR or Adjusted TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the

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Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)               Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for an RFR Borrowing of, conversion to or continuation of RFR Loans, or a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (A) in the case of any request for any affected RFR Borrowing in Dollars, if applicable, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or Term Benchmark Borrowing, in each case, in an Alternate Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected RFR Loans denominated in Dollars, if applicable, will be deemed to have been converted into ABR Loans immediately and (B) any outstanding affected RFR Loans or Term Benchmark Loans, in each case, denominated in an Alternate Currency, at the Borrower’s election, shall either (I) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period; provided that, with respect to any RFR Loan, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Term Benchmark Loan, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Section 2.25        Sustainability Adjustments.

(a)               After the Closing Date, the Borrower, at its option, in consultation with the Sustainability Structuring Agent, may establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Borrower and its Subsidiaries. Once such KPIs are established, the Sustainability Structuring Agent and the Borrower shall furnish to the Administrative Agent a proposed amendment (or proposed terms for such amendment) to this Agreement solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement.

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Once approved by the Administrative Agent in its reasonable discretion (such approval not to be unreasonably withheld), such amendment (the “ESG Amendment”) shall be posted to the Lenders, and shall become effective at 5:00 p.m., New York City time, on the Business Day on which Lenders comprising the Required Lenders shall have delivered to the Administrative Agent (who shall promptly notify the Borrower) signatures of such Required Lenders to such ESG Amendment. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Commitment Fee and applicable Applicable Margin for Loans and LC Participation Fees will be made; provided that the amount of any ESG Applicable Rate Adjustments shall not result in (x) an aggregate decrease or increase at any point in time of more than 5.00 basis points in the Applicable Margin for Loans and LC Participation Fees, and the ESG Applicable Rate Adjustments to the Applicable Margin applicable to ABR Loans shall be the same amount, in basis points, as the ESG Applicable Rate Adjustments to the Applicable Margin applicable to Term Benchmark Loans and RFR Loans (provided that in no event shall the Applicable Margin be less than zero) and (y) an aggregate decrease or increase at any point in time of more than 1.00 basis point in the Applicable Commitment Fee (provided that in no event shall the Applicable Commitment Fee be less than zero) (it being understood that, for the avoidance of doubt, in each of clauses (x) and (y) above, such adjustments shall not be cumulative year over year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place). The ESG Applicable Rate Adjustments will be determined based on certain certificates, reports and other documents, in each case, setting forth the Borrower’s performance against the KPIs, giving due consideration to the Sustainability Linked Loan Principles (as published in May 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) and are to be agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which has the effect of reducing the Applicable Commitment Fee or Applicable Margin for Loans and LC Participation Fees to a level not otherwise permitted by this Section 2.25(a) shall be subject to the consent of all Lenders and any other modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders.

(b)               This Section shall supersede any provisions in Section 9.08 to the contrary.

Article III

Representations and Warranties

On the date of each Credit Event, the Borrower represents and warrants to each of the Lenders that:

Section 3.01        Financial Condition. The audited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at

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December 31, 2021 reported by Deloitte & Touche LLP have been prepared in accordance with GAAP.

Section 3.02        No Change. Since December 31, 2021, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.03        Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, incorporation or registration (to the extent “good standing” has substantive legal meaning in such jurisdiction), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (to the extent “good standing” has substantive legal meaning in such jurisdiction), except to the extent not reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (including ERISA) except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04        Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices which (i) have been obtained or made and are in full force and effect or (ii) the failure to obtain or to be in full force and effect would not result in a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.05        No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party party hereto or thereto, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any contractual obligation or Organizational Document of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such contractual obligation or Organizational Document (other than Permitted Liens) except to the extent not reasonably expected to have a

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Material Adverse Effect. As of the Closing Date, no Requirement of Law, Organizational Document or contractual obligation applicable to any Loan Party would reasonably be expected to have a Material Adverse Effect.

Section 3.06        Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against or affecting any Group Member or against any of their respective properties or revenues (including the income from fees) (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

Section 3.07        No Default. No Group Member is in default under or with respect to any of its contractual obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.08        Taxes. Each Group Member has filed or caused to be filed all material federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the books of the relevant Group Member in accordance with GAAP), except in each case as would not reasonably be expected to have a Material Adverse Effect.

Section 3.09        Federal Reserve Regulations. No part of the proceeds of any Loans will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 3.10        ERISA. No Group Member has any direct or contingent obligation or liability under any employee benefit plan or program or otherwise in respect of ERISA or the rules and regulations thereunder that would reasonably be expected to have a Material Adverse Effect.

Section 3.11        Investment Company Act. No Loan Party is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12        Information. (a) No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other certificate furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein

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not misleading. Any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b) As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.13        Use of Proceeds. The Borrower will use the proceeds of the Loans, and may request the issuance of Letters of Credit, (a) to refinance all obligations under the Existing Credit Agreement, (b) to pay fees and expenses associated with the Transactions and (c) for working capital and general corporate purposes (including, without limitation, for any acquisitions of Equity Interests or other assets not prohibited by this Agreement).

Section 3.14        Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower has implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws and applicable Sanctions laws, and the Borrower, its Subsidiaries and their respective officers and directors, and to the knowledge of the Borrower its employees and agents, are in compliance with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws and applicable Sanctions laws in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, applicable Anti-Money Laundering Law or applicable Sanctions law.

Article IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

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Section 4.01        All Credit Events. On the date of each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit:

(a)               In the case of a Borrowing, the Administrative Agent shall have received a Borrowing Request (to the extent required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03)) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)               In the case of each Credit Event (but, with respect to a Borrowing of any Incremental Revolving Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date) (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or all respects, as the case may be) as of such earlier date).

(c)               In the case of each Credit Event (but, with respect to a Borrowing of any Incremental Revolving Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement), at the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d)               Each Credit Event (but, with respect to a Borrowing of any Incremental Revolving Loan, Extended Revolving Loan or Replacement Revolving Loan, only to the extent required by the applicable Incremental Assumption Agreement) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02        First Credit Event. On or prior to the Closing Date:

(a)               The Administrative Agent (or its counsel) shall have received from each of the Loan Parties, initial Issuing Bank and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b)               The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (x) Paul, Weiss, Rifkind, Wharton &

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Garrison LLP, special counsel for the Loan Parties, (y) Walkers, special Cayman Islands counsel for the Loan Parties and (z) Dyrud Law LP, special Anguilla counsel for the Loan Parties, each (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Lenders and each Issuing Bank on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c)               The Administrative Agent shall have received, in the case of each Loan Party:

(i)                 a copy of the certificate or articles of incorporation, memorandum of association, certificate of limited partnership, certificate of registration of exempted limited partnership, certificate of formation, exempted limited partnership agreement, or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) if such certification is not available in the applicable jurisdiction, otherwise certified by the Secretary or Assistant Secretary or similar officer of such Loan Party or (in the case of any Loan Party that is a limited partnership) its general partner, as applicable,

(ii)              a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party (other than with respect to Apollo Principal Holdings XI, LLC) as of a recent date from such Secretary of State (or other similar official),

(iii)            a certificate of the Secretary or Assistant Secretary or similar officer of such Loan Party or (in the case of any Loan Party that is a limited partnership) of its general partner, as applicable, dated the Closing Date and certifying:

(1)               that attached thereto is a true and complete copy of the by-laws (or memorandum and articles of association, partnership agreement, exempted limited partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below,

(2)               that attached thereto is a true and complete copy of resolutions (or equivalent documentation) duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions (or equivalent documentation) have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

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(3)               that the certificate or articles of incorporation, memorandum of association, certificate of limited partnership, certificate of registration of exempted limited partnership, articles of incorporation, certificate of formation, exempted limited partnership agreement or other equivalent organizational documents of such Loan Party has not been amended since the date of the last amendment thereto as disclosed pursuant to clause (i) above

(4)               as to the incumbency and specimen signature of each officer of the Loan Party or (in the case of any Loan Party that is a limited partnership) of its general partner, as applicable, executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(5)               as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

(d)               The Administrative Agent shall have received all fees payable thereto or to any Lender or Joint Lead Arranger on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document;

(e)               The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower or its general partner setting forth reasonably detailed calculations showing the EBITDA of the Group Members for the four fiscal quarters ending June 30, 2022;

(f)                All principal accrued and unpaid interest, and other amounts then due and owing under the Existing Credit Agreement shall have been or shall substantially contemporaneously be, paid in full and all commitments thereunder shall have been, or shall substantially contemporaneously be, terminated;

(g)               To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least four Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (g) shall be deemed to be satisfied).

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent

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responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Article V

Affirmative Covenants

Each Loan Party covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, such Loan Party will, and will (in the case of Sections 5.02(b), 5.03, 5.04, 5.05 and 5.07) cause each of the Subsidiaries to:

Section 5.01        Financial Statements. Furnish to the Administrative Agent (for distribution to each Lender):

(a)               as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, (i) a copy of the audited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at the end of such year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than solely with respect to, or resulting solely from an upcoming maturity date under any series of indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, and (ii) a reconciliation prepared by a Financial Officer of the Borrower or its general partner and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries in respect of such year; and

(b)               as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) a copy of the quarterly unaudited statement of financial condition and statement of operations of the Public Company and its consolidated subsidiaries as at the end of such quarterly period, certified by a Financial Officer of the Public Company as prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), and (ii) a reconciliation prepared by a Financial Officer of the Borrower or its general partner and indicating the differences between (x) the financial statements referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries as at the end of such quarterly period.

Section 5.02        Certificates; Other Information. Furnish to the Administrative Agent (for distribution to each Lender), or (in the case of clause (b)) to the relevant Lender:

(a)               concurrently with the delivery of any financial statements pursuant to Section 5.01, a certificate of a Financial Officer of the Borrower or its general partner (i) stating

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that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.04; and

(b)               promptly following any request therefor, (x) such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

Section 5.03        Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.02 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04        Maintenance of Insurance. Maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 5.05        Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and the Lenders to discuss the business, operations, properties and financial and other condition of any Group Member with its officers and employees (upon prior notice and without undue disruption to the business of the Loan Parties).

Section 5.06        Notices. Promptly (after any Responsible Officer of the Borrower or of its general partner, as applicable, obtains actual knowledge) give notice to the Administrative Agent (which will promptly thereafter notify each Lender) of:

(a)               the occurrence of any Default or Event of Default (and each such notice shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto);

(b)               any (i) default or event of default under any contractual obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Loan Party and any Governmental Authority, that in either case, would reasonably be expected to have a Material Adverse Effect;

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(c)               any litigation or proceeding affecting any Group Member (other than a litigation or proceeding described in clause (b) above) (i) as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) which directly relates to any Loan Document;

(d)               any other development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(e)        any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Section 5.07        Additional Guarantors. (a) Within 20 days (or such later time as the Administrative Agent may agree in its sole discretion) after a Material AAM Operating Subsidiary (other than a Non-Guarantor Entity) is formed or acquired or any Person becomes a Material AAM Operating Subsidiary (other than a Non-Guarantor Entity (and including, for the avoidance of doubt, any such Person that ceases to be a Non-Guarantor Entity)), as applicable, or any person becomes a Material Indebtedness Guarantor, notify the Administrative Agent of such occurrence, and, within 30 days following such notification (or such later time as the Administrative Agent may agree in its sole discretion), cause such Material AAM Operating Subsidiary or Material Indebtedness Guarantor to (i) become a party to this Agreement and a Guarantor by delivering to the Administrative Agent a Guarantor Joinder Agreement executed by such new Guarantor, (ii) deliver to the Administrative Agent a certificate of such Material AAM Operating Subsidiary or Material Indebtedness Guarantor, substantially in the form of the certificates delivered pursuant to Section 4.02(c)(iii) on the Closing Date, with appropriate insertions and attachments, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(b)               Notwithstanding anything to the contrary herein, the Borrower may at any time and from time to time, without the consent of any Lenders, designate any Eligible Additional Guarantor as a Guarantor by causing such Person to (i) become a party to this Agreement and a Guarantor by delivering to the Administrative Agent a Guarantor Joinder Agreement executed by such new Guarantor, (ii) deliver to the Administrative Agent a certificate of such new Guarantor substantially in the form of the certificates delivered pursuant to Section 4.02(c)(iii) on the Closing Date, with appropriate insertions and attachments, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent

(c)               The Borrower may designate any Person as a “Non-Guarantor Entity” if such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (c) on a combined and consolidated basis and taken as a whole, would not constitute a Significant Subsidiary (the foregoing, the “Non-Guarantor Limitation”). The Borrower may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (c) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such

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Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Borrower shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent resolutions of the general partner of the Borrower giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of the Borrower or its general partner certifying that such designation complied with the foregoing provisions.

Section 5.08        Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.13.

Section 5.09        Change in Private Corporate Rating. Upon obtaining knowledge of any change in the private corporate rating established by S&P or Fitch for the Public Company, use commercially reasonable efforts to direct the Administrative Agent to access S&P’s or Fitch’s website or platform on which S&P or Fitch makes such rating available.

Section 5.10        Anti-Corruption Laws and Sanctions. Maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Group Members and their respective directors, officers, employees and agents with (a) all laws, rules and regulations of any jurisdiction applicable to any Group Member from time to time concerning or relating to bribery or corruption and (b) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or HM Treasury of the United Kingdom.

Section 5.11        Post-Closing Obligations. Within ten (10) Business Days following the Closing Date (or such longer period as the Administrative Agent may reasonably agree in its sole discretion), the Borrower shall use commercially reasonable efforts to deliver a certificate as to the good standing of Apollo Principal Holdings XI, LLC to the Administrative Agent.

Article VI

Negative Covenants

Each Loan Party covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, such Loan Party will not, and will not permit any of its Subsidiaries to (it being understood and agreed that the following covenants shall not restrict any of the Group Members from entering into, consummating and performing under strategic relationships with financial institutions and other parties and, as necessary, shall be deemed to include exceptions permitting each such Loan Party and Subsidiary to enter into, consummate and perform under such relationships):

Section 6.01 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of any Group Member at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

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(a)               Liens on property or assets of any Group Member existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and set forth on Schedule 6.01(a), and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations) and shall not subsequently apply to any other property or assets of any Group Member other than (A) after-acquired property that is affixed or incorporated into the property covered by such Liens and (B) proceeds and products thereof;

(b)               any Lien created under the Loan Documents;

(c)               any Lien on any property or asset of any Group Member securing Acquired Indebtedness; provided that such Lien (i) does not apply to any other property or assets of the Group Members not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); and (ii) such Lien is not created in contemplation of or in connection with such acquisition;

(d)               Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith;

(e)               Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, an applicable Group Member shall have set aside on its books reserves in accordance with GAAP;

(f)                (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guaranties for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member;

(g)               deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance

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thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)               zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of any Group Member;

(i)                 Liens securing Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by any Group Member prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) not prohibited under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement; and any refinancing Indebtedness in respect thereof; provided that such Liens do not apply to any property or assets of any Group Member other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness refinanced thereby), and accessions and additions thereto, proceeds and products thereof and customary security deposits; provided that individual financings provided by one lender may be cross-collateralized to other such financings provided by such lender (and its Affiliates);

(j)                 Liens arising out of capitalized lease transactions, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(k)               Liens securing judgments that do not constitute an Event of Default;

(l)                 Liens securing obligations in respect of Specified Hedge Agreements and Specified Cash Management Agreements entered into in the ordinary course of business and (in the case of any such Specified Hedge Agreements) for non-speculative purposes;

(m)             any interest or title of a lessor or sublessor under any leases or subleases entered into by any Group Member in the ordinary course of business;

(n)               Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of any Group Member to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Group Member, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any Group Member in the ordinary course of business;

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(o)               Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights or (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p)               Liens securing (x) Indebtedness or other obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guaranties and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or (y) Indebtedness or other obligations in respect of letters of credit, bank guaranties, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guaranties or similar obligations and the proceeds and products thereof;

(q)               leases or subleases, licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Group Members, taken as a whole;

(r)                Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)                Liens solely on any cash earnest money deposits made any Group Member in connection with any letter of intent or purchase agreement in respect of any investment permitted hereunder;

(t)                 (i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party and (ii) Liens with respect to property or assets of any person securing Indebtedness incurred on behalf of, or representing Guaranties of Indebtedness of, joint ventures in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding and secured pursuant to this clause (t)(ii), would not exceed $75,000,000;

(u)               Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(v)               the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

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(w)             agreements to subordinate any interest of any Group Member in any accounts receivable or other proceeds arising from inventory consigned by such Group Member pursuant to an agreement entered into in the ordinary course of business;

(x)               Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(y)               Liens on Equity Interests in joint ventures (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(z)               (i) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof and (ii) Liens deemed to exist in connection with repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to trading accounts or other brokerage accounts, in each case, maintained in the ordinary course of business and not for speculative purposes;

(aa)            Liens in respect of non-recourse receivables sales or factoring transactions that extend only to the receivables and associated ancillary rights subject thereto;

(bb)           Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(cc)            in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd)           Liens securing Indebtedness or other obligation (i) of any Group Member in favor of any Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;

(ee)            Liens on not more than $50,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes;

(ff)              Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guaranty or bankers’ acceptance issued or created for the account of any Group Member in the ordinary course of business; provided that such Lien secures only the obligations of such Group Member in respect of such letter of credit, bank guaranty or banker’s acceptance;

(gg)           Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.01; provided, however, that (x)  such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any

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amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;

(hh)           other Liens with respect to property or assets of any Group Member securing obligations in an aggregate principal amount that at the time of, and after giving effect to, the incurrence of such Liens, would not exceed $250,000,000;

(ii)              immaterial Liens of any Loan Party or of any Subsidiary not securing Indebtedness for borrowed money;

(jj)              Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry; and

(kk) Liens on the right of any Subsidiary that is a general partner to issue capital call notices and to exercise rights with respect to capital commitments owing to any Affiliate that secures Indebtedness of such Affiliate.

For purposes of determining compliance with this Section 6.01, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in Sections 6.01(a) through (kk) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Sections 6.01(a) through (kk), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 6.02        Fundamental Changes; Sales of Material Assets. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or any substantial part of its property or business or any material assets (determined by reference to the combined financial condition of the Group Members), except that:

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(a)               (i) any Group Member (other than the Borrower) may be merged, consolidated or amalgamated with or into any other Group Member, provided that, in the case of a merger or consolidation involving a Guarantor, the surviving entity shall be a Guarantor, and (ii) the Borrower may be merged, consolidated or amalgamated with or into any other person that assumes the Indebtedness of the Borrower hereunder on terms reasonably acceptable to the Administrative Agent and is or becomes a Loan Party; provided that (w) immediately after giving effect to such transaction, no Event of Default shall have occurred or be continuing, (x) the surviving person agrees to be bound by the terms and provisions applicable to the Borrower hereunder and under the other Loan Documents, (y) conducting business with the surviving entity or the Obligations hereunder would not result in the violation of any Requirement of Law or internal policy by the Administrative Agent or any Lender and (z) the Administrative Agent shall have received such documents, certificates and opinions reasonably acceptable to it in connection with such merger, amalgamation or consolidation affirming the effectiveness of this Agreement and the other Loan Documents and the liability of such surviving person for the Obligations as it shall have reasonably requested and the Administrative Agent and the Lenders shall have received all documentation and other information with respect to such surviving person that the Administrative Agent and Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

(b)               any Group Member may dispose of any property (including any investment) in the ordinary course of business and consistent with past practices or so long as such disposition would not reasonably be expected to have a Material Adverse Effect; and

(c)               any Group Member (other than the Borrower) may liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) if the effect thereof is a disposition of its assets to another Group Member, or so long as such liquidation, winding up or dissolution does not have a Material Adverse Effect, provided that, in the case of any liquidation, winding up or dissolution of any such Loan Party, (x) the resulting disposition of its assets is to another Loan Party or (y) does not have a Material Adverse Effect.

Section 6.03       Amendment to Management Agreements. Amend, supplement, waive, terminate or otherwise modify any material management agreement with any AGM Fund if such amendment, supplement, waiver, termination or modification would reasonably be expected to have a Material Adverse Effect (it being agreed and understood that any amendment or other modification of such an agreement to (x) achieve non-consolidation for financial reporting purposes of the AGM Funds with the Group Members or (y) provide investors in any AGM Fund, and/or independent board members of any AGM Fund, with the power to cause a liquidation of such AGM Fund and/or the power to remove a Group Member as general partner of manager of such AGM Fund, shall be permitted).

Section 6.04       Financial Covenants. Permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending June 30, 2022), (a) the aggregate Assets Under Management to be less than $150,000,000,000 or (b) the Net Leverage Ratio

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to exceed 4.00 to 1.00 (the financial covenant set forth in this clause (b) of this Section 6.04, the “Financial Performance Covenant”).

Section 6.05       Use of Proceeds. Request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions laws if conducted by a corporation incorporated in the United States or in a European Union member state or (c) in any manner that would result in the violation of any Sanctions law applicable to any party hereto.

Article VII

Events of Default

Section 7.01        Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)               the Borrower shall fail to pay (i) any principal of any of its Loans or any reimbursement with respect to any applicable L/C Disbursement when due in accordance with the terms hereof or (ii) any interest on any of its Loans or any other amount payable hereunder or under any other Loan Document, within five days after any such interest, reimbursement or other amount becomes due in accordance with the terms hereof; or

(b)               any representation or warranty made or deemed made by any Loan Party (which shall be deemed to include, in the case of any limited partnership, any representation or warranty made by its general partner) herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it (or by its general partner) at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)               any Loan Party shall default in the observance or performance of (A) clause (i) or (ii) of Section 5.03(a), Section 5.07 or Section 5.08, or (B) Article VI; or

(d)               any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 7.01), and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice to the Borrower from the Administrative Agent or the Required Lenders; or

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(e)               any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty) to become payable; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)                (i) the Borrower or material Group Member shall commence any case, proceeding or other action under any existing or future Debtor Relief Laws seeking (A) to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or material Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or material Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or material Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or material Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or material Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)               any material provision of the guaranty contained in Article X of this Agreement shall cease, for any reason, to be in full force and effect with respect to any Guarantor, or any Loan Party or any affiliate of any Loan Party shall so assert; or

(h)               there shall have occurred a Change in Control, then, and in any such event, (A) if such event is an Event of Default specified in subclause (i) or (ii) of clause (f) above with respect to the Borrower or any material Group Member, automatically the Commitments shall immediately terminate, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately

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become due and payable, and the Administrative Agent shall be deemed to have made a demand for Letter of Credit Support pursuant to Section 2.05(j), and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower and any other Borrower, terminate the Commitments, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable, whereupon the same shall immediately become due and payable, and make a demand for Letter of Credit Support pursuant to Section 2.05(j). Except as expressly provided above in this Section 7.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Section 7.02        Treatment of Certain Payments. (a) Any amount received by the Administrative Agent from any Group Member following any acceleration of the Loan Obligations under this Agreement or any Event of Default specified in subclause (i) or (ii) of clause (f) of Section 7.01, in each case that is continuing, shall be applied: (i) first, to the payment of all reasonable and documented out-of-pocket costs and expenses and indemnification amounts then due to the Administrative Agent from the Borrower and all fees owed to them in connection with the collection or sale or otherwise in connection with this Agreement or any other Loan Document, including all court costs and reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent under this Agreement or any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document in its capacity as such, (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations then due from the Borrower or any Loan Party hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

(b) Any amounts of Collateral received by the Administrative Agent following any acceleration of the Loan Obligations under this Agreement or any Event of Default specified in subclause (i) or (ii) of clause (f) of Section 7.01, in each case that is continuing, shall be applied: (i) first, towards payment in full of interest and fees then due from the Borrower hereunder in respect of the Obligations secured by such Collateral, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder and in respect of which such Collateral was delivered hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iii) third, towards payment in full of other Obligations then due from the Loan Parties hereunder in respect of which such Collateral has been delivered hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, (iv) fourth, towards payment in full of other Obligations then

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due from the Loan Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, and (v) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Section 7.03        Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Loan Parties fail (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the tenth Business Day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.02(a)(ii), any of the Public Company, Parent Entities or Group Members shall have the right to issue equity securities (other than Disqualified Stock) for cash to persons who are not Group Members or otherwise receive cash contributions to the capital of such entities from persons who are not Group Members, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to the applicable fiscal quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of this Agreement and (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant. If, after giving effect to the adjustments referred to in this Section 7.03, the Loan Parties shall then be in compliance with the requirements of the Financial Performance Covenant, the Loan Parties shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement. It is understood and agreed that none of the Administrative Agent, the Lenders and the Issuing Banks shall have the right to exercise any remedy in connection with the Loan Parties’ failure to comply with the Financial Performance Covenant until the expiration of the ten-Business Day period referred to above.

Article VIII

The Administrative Agent

Section 8.01        Appointment. Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable)) and each Issuing Bank (in such capacity) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender and such Issuing Bank under this Agreement and the other Loan Documents and each such Lender and such Issuing Bank irrevocably authorize the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the

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terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Loan Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 8.02        Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents including for purposes of holding or enforcing any Lien on any Collateral by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to any Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Cash Collateral (including, without limitation, any cash collateral provided pursuant to Section 2.11(b)) or any Letter of Credit Support unless and except to the extent expressly authorized in writing (a) with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, by the applicable Issuing Bank and (b) in all other cases, by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower and such other Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 8.03        Exculpatory Provisions. None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof or (in the case of any limited partnership) of its general partner, as applicable, contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in,

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or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or Issuing Bank. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not (i) be responsible for or have any duty to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information to, any Ineligible Institution.

Section 8.04        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including

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counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05        Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06        Non-Reliance on the Administrative Agent, the Sustainability Structuring Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Sustainability Structuring Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent or the Sustainability Structuring Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Sustainability Structuring Agent to any Lender. Each Lender represents to the Administrative Agent and the Sustainability Structuring Agent that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property,

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financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Sustainability Structuring Agent hereunder, neither the Administrative Agent nor the Sustainability Structuring Agen shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or the Sustainability Structuring Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.07        Indemnification. The Lenders agree to indemnify the Administrative Agent and the Sustainability Structuring Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of the Administrative Agent and the Sustainability Structuring Agent, unused Commitments hereunder; provided that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Sustainability Structuring Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Sustainability Structuring Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s, the Sustainability Structuring Agent’s or such Issuing Bank’s, as applicable, gross negligence or willful misconduct. The failure of any Lender to reimburse the Administrative Agent, the Sustainability Structuring Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent, the Sustainability Structuring Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent, the Sustainability Structuring Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent, the Sustainability Structuring Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08        Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business

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with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 8.09        Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(a) or (f) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 8.10        Joint Bookrunners, Joint Lead Arrangers, Sustainability Structuring Agent and Syndication Agent. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunners, Joint Lead Arrangers or Syndication Agent (and the Sustainability Structuring Agent named herein) is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.11        Loan Documents. The Lenders authorize the Administrative Agent to release any collateral (including any Letter of Credit Support) or/and Guarantors in accordance with Section 9.18.

Section 8.12        Right to Realize on Collateral and Enforce Guaranties. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be

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due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, the Administrative Agent and each Lender Party hereby agree that no Lender Party individually shall have any right individually to realize upon any Collateral (including any Letter of Credit Support) or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of all Lender Parties and in accordance with the terms hereof, and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, on behalf of all Lender Parties and in accordance with the terms hereof and thereof (provided, however, that, with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, the applicable Issuing Bank shall have the right to enforce or realize upon such Letter of Credit Support).

Section 8.13        Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes were correctly or legally imposed or asserted by such authority, such Lender or Issuing Bank shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses,

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allocated staff costs and any out of pocket expenses. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. The agreements set forth in this Section 8.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 8.14        Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and all of the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14, (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied, and (E) all of the conditions for exemptive relief under PTE 84-14 are and will continue to be satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

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(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sustainability Structuring Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, the Sustainability Structuring Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.15        Erroneous Payment.

(a)	If the Administrative Agent (x) notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.15 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the

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Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)	Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.15(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.15(a) or on whether or not an Erroneous Payment has been made.

(c)	Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

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(d)	(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall

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retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)	The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)	To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)	Each party’s obligations, agreements and waivers under this Section 8.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the

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Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article IX

Miscellaneous

Section 9.01        Notices; Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                 if to any Loan Party, the Administrative Agent, the Issuing Bank as of the Closing Date or the Swingline Lender, to the address, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)              if to any other Lender or any other Issuing Bank, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)               Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c)               Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)               Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

(e)               Documents required to be delivered pursuant to Section 5.01 and 5.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents,

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or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.02, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02        Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.

Section 9.03        Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent, the Sustainability Structuring Agent, each Issuing Bank and each Lender, and their respective permitted successors and assigns.

Section 9.04        Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) (it being understood that the Borrower may discontinue its existence to the extent not prohibited by Section 6.02) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

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(b)               (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of, with respect to any assignment of any Revolving Facility Commitment or any Revolving Facility Loan, (x) (other than an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, so long as the applicable Assignee (together with its Affiliates and related Approved Funds) shall not, as a result of such assignment, hold Revolving Facility Commitments in excess of 15% of the total Revolving Facility Commitments) the Borrower (provided that such consent of the Borrower shall not be required if an Event of Default under Section 7.01(a) or (f) has occurred and is continuing) and (y) the Administrative Agent, the Swingline Lender and each Issuing Bank (in the case of each of clauses (x) and (y) above, such consent not to be unreasonably withheld or delayed; it being understood that it is not unreasonable for the Borrower to withhold consent if the potential Assignee is not an Investment Grade Bank). Notwithstanding anything herein to the contrary, no assignment of any Commitment or any Loan shall be permitted hereunder without the prior written consent of the Borrower (in its sole and absolute discretion) if, after giving effect to such assignment, the Designated Lenders collectively would hold less than 51% of the sum of all Loans (other than Swingline Loans) outstanding, all Revolving L/C Exposures, all Swingline Exposures and all Available Unused Commitments. For the avoidance of doubt, as of the Closing Date, each of Bank of the West and BNP Paribas Fortis is an Affiliate of BNP Paribas for the purposes of this Section 9.04(b)(i).

(ii)              Assignments shall be subject to the following additional conditions:

(A)             except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that such amount shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any; provided further that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a) or (f) shall have occurred and be continuing;

(B)              the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);

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(C)              the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D)             the Assignee shall not be the Borrower or any of its Affiliates or Subsidiaries.

For the purposes of this Section 9.04, “Approved Fund”, with respect to a Lender or a Participant, means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) such Lender or such Participant, respectively, (b) an Affiliate of such Lender or such Participant, respectively, or (c) an entity or an Affiliate of an entity that administers or manages such Lender or such Participant, respectively. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any  Defaulting Lender or any of the Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person). Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(a) or (f) has occurred and is continuing.

(iii)            Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)); provided that an Assignee shall not be entitled to receive any greater payment pursuant to Section 2.17 than the applicable assignor would have been entitled to receive had no such assignment occurred unless the assignment is made with the Borrower’s prior written consent in accordance with Section 9.04(b)(i) (not to be unreasonably withheld or delayed); provided that each potential Assignee shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04.

(iv)             The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each

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Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Swingline Lender and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v)               Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c)               By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Loan Party or any Subsidiary or the performance or observance by any Loan Party or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.01 (or delivered pursuant to Section 5.01), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

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(vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)               (i) Any Lender may, with the consent of the Borrower (not to be unreasonably withheld or delayed) but not the Administrative Agent, sell participations to one or more banks or other entities other than any Ineligible Institution or any Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default or any modification of Section 6.04) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 (it being understood that the documentation required under Section 2.17 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)              Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan

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Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)            A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent in accordance with Section 9.04(d)(i) (not to be unreasonably withheld or delayed); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(iv)             A Participant shall not be the Borrower or any of its Affiliates or Subsidiaries, or any natural persons (or holding companies, investment vehicle or trusts for, or owned and operated for the primary benefit of a natural person).

(e)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)                The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.

(g)               Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of the Loan Parties, Lenders, Issuing Banks and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)               If the Borrower wishes to replace the Loans or Commitments under any Facility applicable to it with ones having different terms, it shall have the option, with the

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consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.

(i)                 In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05        Expenses; Indemnity. (a)  The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or Sustainability Structuring Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or Sustainability Structuring Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent, the Sustainability Structuring Agent and the Joint Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Sustainability Structuring Agent, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees,

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charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm for such affected person (and, if necessary, a single local counsel in each appropriate jurisdiction for such affected person)).

(b)               The Borrower agrees to indemnify the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Sustainability Structuring Agent, each Issuing Bank, each Lender, each of their Related Parties (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee (and, if necessary, a single local counsel in each appropriate jurisdiction for such affected Indemnitee))), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its subsidiaries or Affiliates whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of their Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent, a Joint Lead Arranger or the Sustainability Structuring Agent in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Borrower or any Subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facility for the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or

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any investigation made by or on behalf of the Administrative Agent, the Sustainability Structuring Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)               Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d)               To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)               The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06        Right of Set-off. If an Event of Default shall have occurred and be continuing, each of the Lenders and Issuing Banks is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party or any Subsidiary against any of and all the obligations of the any Loan Party or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Loan Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

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Section 9.07        Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 9.08        Waivers; Amendment. (a)  No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)               Subject to Section 2.24 and Sections 9.08(e) and (g) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)                 decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest (except as provided in the definition of “Applicable Margin” or as provided in Section 2.14 or Section 2.25) on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the latest Maturity Date in effect for the Revolving Facility Commitments of the applicable Class (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(ii)              increase or extend the Commitment of any Lender, or decrease the Commitment Fees (except as provided in the definition of “Applicable Commitment Fee” or Section 2.25), L/C Participation Fees (except as provided in Section 2.25) or any other Fees of any Lender, without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent

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required hereunder to make such modification); provided that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender;

(iii)            extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(iv)             amend the provisions of Section 7.02 in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification), except as provided in Sections 9.08(d) and (e);

(v)               amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders”, “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), except as provided in Sections 9.08(d) and (e);

(vi)             release the Borrower or all or substantially all of the Loan Parties from their respective Guaranties under this Agreement unless, in the case of any Loan Party (other than the Borrower), such entity ceases to constitute a Loan Party as a result of a transaction not prohibited hereunder on the date hereof, without the prior written consent of each Lender;

(vii)          effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed), except as provided in Section 9.08(e);

(viii)        amend or modify the definition of “Revolving Facility Percentage” without the written consent of all Revolving Facility Lenders; or

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(ix)             amend or modify any condition in Section 4.01 without the written consent of the Majority Lenders participating in the adversely affected Facility;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (w) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (x) the principal amount of any Loan or any L/C Disbursement may not be decreased or forgiven without the consent of such Lender, (y) the rate of interest (except as provided in the definition of “Applicable Margin” or as provided in Section 2.14) on any Loan or any L/C Disbursement may not be decreased without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms disproportionately adversely affects any Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)               Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral (including any Letter of Credit Support (provided, however, that, with respect to any Letter of Credit Support relating to any Continuing Letter of Credit, consent of the applicable Issuing Bank shall be required)) or additional property to become Collateral for the benefit of the Lender Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Lender Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d)               Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit facilities in any determination of the requisite lenders required hereunder, including the Required Lenders; provided that, notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, any Collateral (including any Letter of Credit Support) that is delivered to the Administrative Agent (or to the applicable

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Issuing Bank, in the case of Letter of Credit Support relating to any Continuing Letter of Credit) to support certain Obligations in accordance of the terms hereof shall be held solely for the benefit of the Lender Parties to whom such Obligations are owed and shall not be shared with any other Lender Parties at any time that such Obligations remain outstanding.

(e)               Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to cure any ambiguity, omission, defect or inconsistency or (B) to integrate any Incremental Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans (and Commitments with respect thereto), as may be necessary to establish such Other Revolving Loans (and Commitments with respect thereto) as a separate Class or tranche from the existing Loans or Commitments.

(f)                With respect to the incurrence of any secured or unsecured Indebtedness, the Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower or of its general partner, as applicable, at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall state that the Borrower or its general partner, as applicable, has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Sections 6.01 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof.

(g)               Notwithstanding the foregoing, in order to implement an ESG Amendment in accordance with Section 2.25(a), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement an ESG Amendment in accordance with Section 2.25(a)) by the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Required Lenders.

Section 9.09        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10        Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the

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parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto and the Indemnitees any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12        Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based

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on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.14        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15        Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b)               Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)               Other than as provided in this Section 9.15(c), each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Loan Party that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state or territory thereof or the District of Columbia hereby irrevocably appoints the Borrower, as its agent to receive on its behalf, service of process that may be served in any action, litigation or proceeding referred to in clause (a) of this Section 9.15. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16        Confidentiality. Each of the Lenders, Issuing Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Public Company, any Parent Entity, any Loan Party and any Subsidiary furnished to it by or on

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behalf of such person (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, Issuing Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, Issuing Bank or Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Public Company, any Parent Entity, any Loan Party or any Subsidiary) and shall not reveal the same other than to its directors, trustees, officers, employees, agents, representatives and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender or Letters of Credit on behalf of such Issuing Bank (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) to market data collectors, such as league table, or other service providers to the lending industry, information regarding the Closing Date, size, type, purpose of, and parties to, the Facility, (H) to any of its relevant credit insurance providers and (I) with Borrower’s consent. Notwithstanding the foregoing, any Lender may provide the list of Ineligible Institutions to any potential assignee or participant on a confidential basis for the purpose of verifying whether such Person is an Ineligible Institution; provided, that, solely to the extent an assignment or participation to such assignee or participant would require the consent of the Borrower pursuant to Section 9.04, prior to disclosing such list to any such potential assignee or participant, such Lender has notified the Borrower in writing of such intended disclosure and the Borrower has consented thereto (such consent not to be unreasonably withheld or delayed).

Each Lender acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by any Loan Party, the Administrative Agent or the Joint Lead Arrangers pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material

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non-public information about the Loan Parties and its affiliates and their related parties or their respective securities. Accordingly, each Lender represents to each Loan Party, the Administrative Agent and Joint Lead Arrangers that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.17        Platform; Borrower Materials. Each of the Loan Parties hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, in the case of a company that is not a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if such company were a public-reporting company) with respect to the Public Company, the Loan Parties or the Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as solely containing information that is either (A) of a type that would reasonably be expected to be publicly available if the Public Company or the Loan Parties were a public-reporting company or (B) not material (although it may be sensitive and proprietary) with respect to the Public Company, the Loan Parties, the Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws (provided, however, that the Borrower Materials shall be treated as set forth in Section 9.16, to the extent the Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

Section 9.18        Release of Liens and Guaranties.

(a)               The Administrative Agent, the Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral (including any cash collateral providing Cash Collateralization hereunder and any Letter of Credit Support (excluding any Letter of Credit Support relating to any Continuing Letter of Credit)) shall be automatically released in full upon the occurrence of the Termination Date (but subject to the provisions of Section 9.18(d) below).

(b)               The Lenders and the Issuing Banks hereby irrevocably agree that any Guarantor that is required to be a Guarantor because of its status as a Material AAM Operating

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Subsidiary or a Material Indebtedness Guarantor, as applicable, shall be automatically released from the Guaranties upon such Guarantor ceasing to constitute a Material AAM Operating Subsidiary or a Material Indebtedness Guarantor, as applicable upon consummation of any transaction not prohibited hereunder (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). The Borrower shall promptly notify the Administrative Agent of any such occurrence in accordance with this Agreement. Any Guarantor that became a Guarantor at the election of the Borrower in accordance with Section 5.07(b) and is not otherwise required to be a Guarantor hereunder shall be released upon the request of the Borrower.

(c)               The Lenders and the Issuing Banks hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or Issuing Bank. Following any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent shall promptly (and the Lenders and the Issuing Banks hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with such release; provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower or its general partner containing such certifications as the Administrative Agent shall reasonably request.

(d)               Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender Party) take such actions as shall be required to release all obligations and Liens on any Collateral (including any cash collateral providing Cash Collateralization hereunder and any Letter of Credit Support under any Loan Document), whether or not on the date of such release there may be any contingent indemnification obligations or expense reimburse claims not then due (provided that, for the avoidance of doubt, in the event any Letters of Credit (including any Continuing Letter of Credit) remain outstanding, any Letter of Credit Support being held by the Administrative Agent or the applicable Issuing Bank, as the case may be, to support any Obligations relating thereto shall be retained by the Administrative Agent or such Issuing Bank); provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower or its general partner containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (and

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its representatives) in connection with taking such actions as contemplated by this Section 9.18(d).

Section 9.19        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from a Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Loan Party (or to any other person who may be entitled thereto under applicable law).

Section 9.20        USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.21        Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.22        No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing

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Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 9.23        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.24        No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Lender Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Lender Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The

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Borrower agrees that it will not assert any claim against any Lender Party based on an alleged breach of fiduciary duty by such Lender Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Lender Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Lender Party of services for other companies, and no Lender Party will furnish any such information to other companies. The Borrower also acknowledges that no Lender Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Article X

Guaranty

Section 10.01    Guaranty of Payment. Subject to Section 10.07, each Guarantor hereby unconditionally and irrevocably and jointly and severally guarantees to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any payment hereunder shall be made at such place and in the same currency as such relevant Loan Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Loan Obligations whenever arising.

148

Section 10.02    Obligations Unconditional. The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees to the fullest extent permitted by applicable law that this guaranty may be enforced by the Administrative Agent without the necessity at any time of resorting to or exhausting any security or Collateral and without the necessity at any time of having recourse to this Agreement or any other Loan Document or any Collateral, if any, hereafter securing the Loan Obligations or otherwise, and each Guarantor hereby waives the right to require the Administrative Agent to proceed against the Borrower or any other Guarantor or to require the Administrative Agent to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall not exercise any right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this guaranty until such time as the Loan Obligations have been paid in full. Each Guarantor further agrees to the fullest extent permitted by applicable law that nothing contained herein shall prevent the Administrative Agent from suing in any jurisdiction on this Agreement or any other Loan Document or foreclosing its security interest in or Lien on any Collateral, if any, securing the Loan Obligations or from exercising any other rights available to it under this Agreement or any instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. To the fullest extent permitted by applicable law, neither a Guarantor’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever (i) by an impairment, modification, change, release or limitation of the liability of the Borrower or any other Guarantor, (ii) by reason of the bankruptcy or insolvency of the Borrower or such other Guarantor or (iii) by reason of the application of the laws and regulations of any foreign jurisdiction. Each Guarantor waives to the fullest extent permitted by applicable law any and all notice of the creation, renewal, extension or accrual of any of the Loan Obligations and notice of or proof of reliance of by the Administrative Agent, the Lenders or the Issuing Banks upon this guaranty or acceptance of this guaranty. The Loan Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the Lenders and the Issuing Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

Section 10.03    Modifications. Each Guarantor agrees to the fullest extent permitted by applicable law that (a) all or any part of any security which hereafter may be held for the Loan Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Administrative Agent, the Lenders and the Issuing Banks shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Loan Obligations or the properties subject thereto; (c) the time or place of payment of the Loan Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable

149

for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Loan Document may be modified, amended or waived; (f) any party liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Loan Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Loan Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

Section 10.04    Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Administrative Agent, the Lenders and the Issuing Banks, and of all Loans made to the Borrower by the Lenders and Letters of Credit issued by the Issuing Banks; (b) presentment and demand for payment or performance of any of the Loan Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Loan Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Loan Obligations, or the Administrative Agent’s, Lenders’ or Issuing Banks’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 10.04; and (f) demand for payment under this guaranty.

Section 10.05    Reinstatement. The obligations of each Guarantor under this Section 10.05 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Loan Obligations is rescinded or must be otherwise restored by any holder of any of the Loan Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, Lenders and Issuing Banks in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 10.06    Remedies. Each Guarantor agrees to the fullest extent permitted by applicable law that, as between such Guarantor, on the one hand, and the Administrative Agent, Lenders and Issuing Banks, on the other hand, the Loan Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Loan Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or such Loan Obligations being deemed to have become automatically due and payable), such Loan Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by such Guarantor.

150

Section 10.07    Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code). Notwithstanding anything herein or in any other Loan Document, the partners of the Loan Parties shall not be personally liable under this Agreement or any other Loan Document.

[Signature Pages Follow]

151

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

APOLLO MANAGEMENT HOLDINGS, L.P., as the Borrower

By:	Apollo Management Holdings GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS I, L.P., as a Guarantor

By:	Apollo Principal Holdings I GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS II, L.P., as a Guarantor

By:	Apollo Principal Holdings II GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS III, L.P., as a Guarantor

By:	Apollo Principal Holdings III GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS IV, L.P., as a Guarantor

By:	Apollo Principal Holdings IV GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS V, L.P., as a Guarantor

By:	Apollo Principal Holdings V GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS VI, L.P., as a Guarantor

By:	Apollo Principal Holdings VI GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS VII, L.P., as a Guarantor

By:	Apollo Principal Holdings VII GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS VIII, L.P., as a Guarantor

By:	Apollo Principal Holdings VIII GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS IX, L.P., as a Guarantor

By:	Apollo Principal Holdings IX GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS X, L.P., as a Guarantor

By:	Apollo Principal Holdings X GP, Ltd., its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS XI, LLC., as a Guarantor

By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

APOLLO PRINCIPAL HOLDINGS XII, L.P., as a Guarantor

By:	Apollo Principal Holdings XII GP, LLC, its general partner

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

AMH HOLDINGS (CAYMAN), L.P., as a Guarantor

By:	AMH Holdings GP, Ltd., its general partner

By:	Apollo Management Holdings GP, LLC, its director

	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ Maureen P. Maroney
	Name:	Maureen P. Maroney
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Issuing Bank and a Lender

By:	/s/ Matthew C. White
	Name:	Matthew C. White
	Title:	Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Edward Pan
	Name:	Edward Pan
	Title:	Vice President

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Komal Shah
	Name:	Komal Shah
	Title:	Authorized Signatory

By:	/s/ Wesley Cronin
	Name:	Wesley Cronin
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS USA, as a Lender

By:	/s/ William E. Briggs IV
	Name:	William E. Briggs IV
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Alfred Chi
	Name:	Alfred Chi
	Title:	Executive Director

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

Royal Bank of Canada, as a Lender

By:	/s/ Alex Figueroa
	Name:	Alex Figueroa
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

Société Générale, as a Lender

By:	/s/ Nick Heptinstall
	Name:	Nick Heptinstall
	Title:	Managing Director

[Signature Page to Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Kevin Shenoy
	Name:	Kevin Shenoy
	Title:	Vice President

[Signature Page to Credit Agreement]

WELLS FARGO, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Heidi Samuels
	Name:	Heidi Samuels
	Title:	Director

[Signature Page to Credit Agreement]

BMO Harris Bank, N.A., as a Lender

By:	/s/ Michael Orphanides
	Name:	Michael Orphanides
	Title:	Managing Director

[Signature Page to Credit Agreement]

BNP Paribas, as a Lender

By:	/s/ Dimitri Jobert
	Name:	Dimitri Jobert
	Title:	Managing Director

By:	/s/ Sebastian Hebenstreit
	Name:	Sebastian Hebenstreit
	Title:	Vice President

[Signature Page to Credit Agreement]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Johann Matthai
	Name:	Johann Matthai
	Title:	Director

[Signature Page to Credit Agreement]

MIZUHO BANK LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Credit Agreement]

MUFG Bank, Ltd., as a Lender

By:	/s/ Rajiv Ranjan
	Name:	Rajiv Ranjan
	Title:	Director

[Signature Page to Credit Agreement]

Nomura Corporate Funding Americas, LLC, as a Lender

By:	/s/ Andrew Keith
	Name:	Andrew Keith
	Title:	Executive Director

[Signature Page to Credit Agreement]

UBS AG, Stamford Branch, as a Lender

By:	/s/ Dionne Robinson
	Name:	Dionne Robinson
	Title:	Associate Director

By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Director

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby irrevocably sells and assigns, without recourse, to the Assignee, and the Assignee hereby irrevocably purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(b)(v) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. Pursuant to Section 9.04(b)(ii) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 9.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $3,500 and (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17 of the Credit Agreement.

3. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”1):

Assignee’s Address for Notices:

Effective Date of Assignment:

Facility/Commitment	Principal Amount Assigned[2]	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Revolving Facility Loans/Commitments	$	%

The Assignee shall deliver to the Administrative Agent an Administrative Questionnaire in a form approved by the Administrative Agent in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature pages follow.]

[1]	Shall not be (i) an Ineligible Institution, (ii) a Defaulting Lender or any of the Subsidiaries, or any person who, upon becoming a Lender would constitute any of the foregoing persons in this clause (ii), (iii) the Borrower or any of its Affiliates or Subsidiaries or (iv) a natural person.
[2]	Minimum amount of Commitments and/or Loans assigned is governed by Section 9.04(b)(ii) of the Credit Agreement.

The terms set forth above are hereby agreed to:		Accepted:[3]

_______________, as Assignor		CITIBANK, N.A., as Administrative Agent

by:		by:
	Name:	Name:
	Title:	Title:

_______________, as Assignor		[INSERT NAME], as Swingline Lender

by:		by:
	Name:	Name:
	Title:	Title:

CITIBANK, N.A., as Issuing Bank

by:
Name:
Title:

BANK OF AMERICA, N.A., as Issuing Bank

by:
Name:
Title:

[3]	To be completed to the extent consents are required under Section 9.04(b)(i) of the Credit Agreement.

[Signature page to Assignment and Acceptance]

APOLLO MANAGEMENT HOLDINGS, L.P.

By: Apollo Management Holdings GP, LLC, its general partner

by:
Name:
Title: [4]

[4]	Consent of Borrower required for an assignment of any Revolving Facility Commitment or Revolving Facility, provided that such consent of the Borrower shall not be required (i) if an Event of Default under Section 7.01(a) or (f) of the Credit Agreement has occurred and is continuing or (ii) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund so long as, after giving effect to such assignment, any Lender and its Affiliates and related Approved Funds (collectively) would not hold directly greater than 15% of the total Revolving Facility Commitments. Consent of the Borrower required if, after giving effect to such assignment, the Designated Lenders (collectively) would hold less than 51% of the sum of all Loans (other than Swingline Loans) outstanding, all Revolving L/C Exposures, all Swingline Exposures and all Available Unused Commitments.

[Signature page to Assignment and Acceptance]

EXHIBIT B

FORM OF ADMINISTRATIVE QUESTIONNAIRE

ADMINISTRATIVE QUESTIONNAIRE

Apollo Management Holdings, L.P.

Agent Address:	1615 Brett Road OPS III New Castle, DE 19720	Return form to: Facsimile: E-mail:	Citibank, N.A. (646) 843-3644 loanssyndicateteam@citi.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

	• Signing Credit Agreement	[_] Yes	[_] No
	• Coming in via Assignment	[_] Yes	[_] No

Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address		Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc

	Primary Credit Contact	Secondary Credit Contact

Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Operations Contact	Primary Disclosure Contact

Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Bid Contact	L/C Contact

Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Agent’s Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is organized outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.)Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), b.)Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.)Form W-8EXP (Certificate of Foreign Government or Governmental Agency) or any new or acceptable substitute or successor form(s).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms and other supporting documentation for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT C

FORM OF BORROWING REQUEST

Date:5 ________________, 20____

To:	Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you of the Borrowing specified below:

1.	The Borrowing will be a Borrowing of _________ Loans.[6]

2.	The aggregate amount of the proposed Borrowing is: $_________.

[5]	The Borrower must notify the Administrative Agent in writing (which may be delivered electronically) (a) in the case of a Term Benchmark Borrowing or Daily Simple SOFR Borrowing, not later than 12:00 p.m. New York City Time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing (b) in the case of an ABR Borrowing, not later than 10:00 a.m. New York City Time on the U.S. Government Securities Business Day of the proposed Borrowing (or, in each case, such shorter time period as the Administrative Agent may agree) (c) in the case of an RFR Borrowing denominated in Pound Sterling, not later than 12:00 p.m. New York City Time, four RFR Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 12:00 p.m., New York City Time, four RFR Business Days before the date of the proposed Borrowing and (e) in the case of a Term Benchmark Borrowing denominated in Yen, not later than 12:00 noon, New York City time, four U.S. Government Securities Business Days before the date of the proposed Borrowing. Each Borrowing Request will be irrevocable.
[6]	Initial Revolving Loans or Other Revolving Loans (specify particular Class).

3.	The currency of the proposed Borrowing is: ____________.[7]

4.	The Business Day of the proposed Borrowing is: _____________, 20___.

5.	The Borrowing is comprised of $___________ of ABR Loans, $____________ of Term Benchmark Loans and $___________ of RFR Loans.

6.	The duration of the Interest Period for the Term Benchmark Loans, if any, included in the Borrowing shall be ____________ month(s)[8].

7.	The location and number of the account to which the proceeds of such Borrowing are to be deposited is _________________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:

(A)       The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or all respects, as the case may be) as of such earlier date); and

(B)       No Event of Default or Default has occurred and is continuing.

[Signature page follows.]

[7]	Dollars, Canadian Dollars, Euros, Pound Sterling, Swiss Francs, Yen or any other currency other than Dollars as may be acceptable to the Administrative Agent, each Lender and the applicable Issuing Banks with respect thereto in their sole discretion.
[8]	Interest Period to be 1, 3, or 6-months.

This Borrowing Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

APOLLO MANAGEMENT HOLDINGS, L.P.

By: Apollo Management Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signature page to Borrowing Request]

EXHIBIT D

FORM OF SWINGLINE BORROWING REQUEST

Date:9 ________________, 20____

To:	Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.04(b) of the Credit Agreement, of the Swingline Borrowing specified below:

1.	The Business Day of the proposed Swingline Borrowing is: _____________, 20___.

2.	The aggregate amount of the proposed Swingline Borrowing is: $____________.

3.	The location and number of the account to which the proceeds of such Swingline Borrowing are to be deposited is _____________.

[9]	The Borrower must notify the Administrative Agent and the Swingline Lender in writing (which may be delivered electronically) not later than 2:00 p.m., Local Time, on the day of the proposed Swingline Borrowing. Each Swingline Borrowing Request will be irrevocable and must be confirmed by delivery of this form by electronic means to the Administrative Agent.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Swingline Borrowing:

(A)       The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (it being understood that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or all respects, as the case may be) as of such earlier date); and

(B)       No Event of Default or Default has occurred and is continuing.

[Signature page follows.]

This Swingline Borrowing Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

APOLLO MANAGEMENT HOLDINGS, L.P.

By: Apollo Management Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signature page to Swingline Borrowing Request]

EXHIBIT E

FORM OF INTEREST ELECTION REQUEST

Date:10 ________________, __________

To:	Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) the Administrative Agent.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby makes an election with respect to the Loans under the Credit Agreement specified below, and in connection therewith the Borrower specifies the following information with respect to such election:

1.	Currency and borrowing to which this request applies (including Facility, principal amount and Type of Loans subject to election): _________________.[11]

[10]	The Borrower must notify the Administrative Agent of such election by telecopy or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic Interest Election Request will be irrevocable and must be confirmed promptly by hand delivery or electronic means of this form to the Administrative Agent.
[11]	If different options are being elected with respect to different portions of the Borrowing, the portions thereof must be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Paragraphs 3 and 4 shall be specified for each resulting Borrowing).

2.	Effective date[12] of election: _____________, 20___.

3.	The Loans are to be [converted into] [continued as] [ABR] [Term Benchmark] [RFR] Loans.

4.	The duration of the Interest Period for the Term Benchmark Loans, if any, included in the election shall be ______________ months.[13]

[Signature page follows.]

[12]	Must be a Business Day.
13	Interest Period to be 1, 3, or 6-months.

This Interest Election Request, issued pursuant to and subject to the Credit Agreement, is executed as of the date first written above.

APOLLO MANAGEMENT HOLDINGS, L.P.

By: Apollo Management Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signature page to Interest Election Request]

EXHIBIT F

FORM OF GUARANTOR JOINDER AGREEMENT

SUPPLEMENT NO. ___, dated as of ___________ ____, 20__ (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.	Each Initial Guarantor has entered into the Credit Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.
C.	Section 5.07 of the Credit Agreement provides that additional [Material AAM Operating Subsidiaries (other than Non-Guarantor Entities)] [Material Indebtedness Guarantors] [Eligible Additional Guarantors] [must/may] become Guarantors under the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned [Material AAM Operating Subsidiary] [Material Indebtedness Guarantor] [Eligible Additional Guarantor] (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Credit Agreement in order to induce the Lenders to maintain and/or make additional Loans and each Issuing Bank to maintain and/or issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the New Guarantor agrees as follows:

SECTION 1. In accordance with Section 5.07 of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Guarantor does hereby guarantee to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due as set forth in the Credit Agreement. Each reference to a “Guarantor” in the Credit Agreement and in this Supplement shall be deemed to include the New Guarantor. The Credit Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of one primary outside counsel to the Administrative Agent.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Credit Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

[Signature page to Guarantee Joinder Agreement]

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature page follows.]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

[Signature page to Tax Compliance Certificate]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature page follows.]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

[Signature page to Tax Compliance Certificate]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature page follows.]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

[Signature page to Tax Compliance Certificate]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 12, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Revolving Facility (including any successor thereof, the “Borrower”); (ii) Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Initial Guarantors”); (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature page follows.]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

[Signature page to Tax Compliance Certificate]

Schedule 1.01

Designated Lenders on Closing Date

Citibank, N.A.

Bank of America, N.A.

JPMorgan Chase Bank, N.A.

Barclays Bank PLC

Goldman Sachs Bank USA

Credit Suisse AG, New York Branch

Morgan Stanley Bank, N.A.

Royal Bank of Canada

Société Générale

U.S. Bank National Association

Wells Fargo Bank, National Association

Deutsche Bank AG, New York Branch

Schedule 2.01

Commitments and Loans

Lender	Revolving Facility Commitment	Letter of Credit Commitment
Citibank, N.A.	$74,000,000	$50,000,000.00
Bank of America, N.A.	$74,000,000	$50,000,000.00
Barclays Bank PLC	$67,000,000
Credit Suisse AG, New York Branch	$67,000,000
Deutsche Bank AG, New York Branch	$67,000,000
Goldman Sachs Bank USA	$67,000,000
JPMorgan Chase Bank, N.A.	$67,000,000
Morgan Stanley Bank, N.A.	$67,000,000
Royal Bank of Canada	$67,000,000
Societe Generale	$67,000,000
U.S. Bank National Association	$67,000,000
Wells Fargo Bank, National Association	$67,000,000
BMO Harris Bank, N.A.	$26,000,000
BNP Paribas	$26,000,000
HSBC Bank USA, N.A.	$26,000,000
Mizuho Bank, Ltd.	$26,000,000
MUFG Bank, Ltd.	$26,000,000
Nomura Corporate Funding Americas, LLC	$26,000,000
UBS AG, Stamford Branch	$26,000,000
Total Commitment	$ 1,000,000,000	$100,000,000

Schedule 6.01(a)

Liens

None.

Schedule 9.01

Notice Information

Party	Notice Address
Any Loan Party

Apollo Management Holdings, L.P.

c/o Apollo Management

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Martin Kelly

Telephone:

Facsimile:

Email Address:

with copy to:

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: John Suydam

Telephone:

Facsimile:

Email Address:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brad J. Finkelstein

Telephone: (212) 373-3074

Facsimile: (212) 492-0074

Email Address: bfinkelstein@paulweiss.com

Administrative Agent and Initial Issuing Bank

For notices on the Credit Agreement:

Citibank, N.A.

1 Penns Way

OPS II

New Castle, DE 19720

Attn: Agency Operations

Phone:

Fax:

Email:

Bank of America, N.A.

Building C

2380 Performance Dr

Richardson, TX, 75082

Mailcode: TX2-984-03-23

Attention:

Telephone:

Telecopier:

Email:

For purposes other than draw/roll notices:

Citibank, N.A.

1 Penns Way

OPS II

New Castle, DE 19720

Attn: Agency Operations

Phone:

Fax:

Email: